As filed with the Securities and Exchange Commission on September 15, 2014;
Registration No. ____________

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

Registration Statement under the Securities Act of 1933

NORTH AMERICAN OIL & GAS CORP.
(Name of issuer in its charter)

Nevada	1382	98-087028
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

North American Oil & Gas Corp.
56 E. Main St., Suite 202
Ventura, CA 93001
 (805) 643-0385
(Address and telephone number of principal executive offices)

Robert Rosenthal, Chairman, CEO, President and Secretary
56 E. Main St., Suite 202, Ventura, CA 93001, (805) 643-0385
(Name, address and phone number of agent for service)

Copies of communications to:
Matthew C. McMurdo, Esq.,
28 West 44th Street, 16th Floor
New York, NY 10036
(917) 318-2865

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Calculation of registration fee

Title of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)

Common stock, $.0001 par value per share	71,428,571	$.07	$5,000,000	$644

(1)
The shares of common stock of North American Oil & Gas Corp. (“NAMG,” “ Company,” “we,” or “our”) to be registered are 71,428,571 shares of our common stock (the “Put Shares”) that we may put to Beaufort Ventures PLC (“Beaufort”), pursuant to an investment agreement by and between Beaufort and the Company, dated August 25, 2014 (the “Drawdown Agreement”).

In the event of stock splits, stock dividends, or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that adjustment provisions of the Drawdown Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act of 1933, as amended, the registrant will file a new registration statement to register those additional shares.

(2)
The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the common stock on the OTCQB on September 9, 2014, a date within five (5) trading days prior to the date of the filing of this registration statement. The Registration Fee was paid on April 8, 2014.

The registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

Our financial statements have been examined to the extent indicated in its reports by MaloneBailey, LLP, and Eide Bailly, LLP, both Certified Public Accountants, and have been prepared in accordance with generally accepted accounting principles and pursuant to Regulation S-X as promulgated by the Securities and Exchange Commission (the “SEC”) and are included herein:

The information in this prospectus is not complete and may be changed. The Registrant may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Our financial statements have been examined to the extent indicated in its reports by MaloneBailey, LLP, and Eide Bailly, LLP, both Certified Public Accountants, and have been prepared in accordance with generally accepted accounting principles and pursuant to Regulation S-X as promulgated by the SEC and are included herein:

Selling Stockholder Preliminary Prospectus
Subject to completion September 15, 2014
NORTH AMERICAN OIL & GAS CORP.
71,428,571 Shares of Common Stock

This prospectus relates to the resale of up to 71,428,571 shares of common stock, $.001 par value, of North American Oil & Gas Corp., a Nevada corporation, by the selling stockholder (the “Selling Stockholder”). The total amount of shares of common stock, which may be sold pursuant to this prospectus, would constitute approximately 67% of our issued and outstanding common stock as of September 9, 2014 if all of the shares had been sold by that date.

Pursuant to the Drawdown Agreement, which has a total drawdown amount of five million dollars ($5,000,000) (the “Commitment Amount”), NAMG has the right to sell to Beaufort, at its sole discretion, and Beaufort has the obligation to purchase through advances to the Company, the Company's common stock through draw-down notice requests (each, a “Notice”) issued by the Company. Our common stock to be issued under the Drawdown Agreement will be purchased at a fifteen percent (15%) discount or 85% of the average of the three (3) lowest closing prices during the five (5) trading days immediately before our delivery of our Notice to Beaufort. The number of shares of common stock that Beaufort shall purchase shall be determined by dividing the dollar amount raised, which may or may not equal the entire amount of the advance request, by the purchase price as quoted on the OTCQB. No fractional shares will be issued.

The Selling Stockholder is selling all of the shares of common stock offered by this prospectus. It is anticipated that the Selling Stockholder will sell these shares of common stock from time to time in one or more transactions, in negotiated transactions or otherwise, at prevailing market prices or at prices otherwise negotiated. We will not receive any proceeds from the sale of shares by the Selling Stockholder. However, we will receive the sale price of any common stock that we sell to Beaufort under the Drawdown Agreement.

Beaufort is an “underwriter” within the meaning of the Securities Act in connection with the resale of our common stock under the equity line of credit. Beaufort will pay us 85% of the average of the three (3) lowest closing prices during the five (5) trading days immediately before our delivery of our Notice to Beaufort of our election to exercise our "put" right. The offering will terminate upon the earlier of (i) the first day of the month next following the 36-month anniversary of the date the registration statement, to which this prospectus is made a part, is declared effective by the SEC and (ii) the date on which Beaufort shall have made payment of advances in the aggregate amount of the Commitment Amount. There are no underwriting agreements. Beaufort has agreed to pay all the costs and expenses of this registration other than costs incurred in NAMG’s review of this registration.

Our common stock is quoted on the OTC Markets OTCQB under the symbol "NAMG." The shares of our common stock registered hereunder are being offering for sale by the Selling Stockholder at prices established on the OTCQB during the term of this offering. On September 9, 2014, the closing price of our common stock was $.07 per share on the OTCQB. These prices will fluctuate based on the demand for our common stock.

Based on the closing Market Price of our common stock on September 9, 2014, the Selling Stockholder would be able to sell approximately 71,428,571 shares of our common stock. Such amount of shares ignores the 4.99% cap on the number of shares that can be held by the Selling Stockholder pursuant to the Drawdown Agreement.

We have no ongoing revenues to satisfy our ongoing liabilities. Our auditors have issued a going concern opinion. Unless we secure equity, debt financing or joint venture partners, of which there can be no assurance, or identify a profitable acquisition candidate, we will not be able to continue operations for more than ten months.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision. The Company is not a blank check company because it has a specific business purpose and has no plans or intention to merge with an operating company. To our knowledge, none of the Company’s shareholders have plans to enter a change of control or change of management. None of our current management has previously been involved with a development stage company that did not implement its business plan, that generated no or minimal revenues or was engaged in a change of control.

The shares being offered are highly speculative and they involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is subject to completion September 15, 2014

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5

RISK FACTORS	9

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	22

USE OF PROCEEDS	23

DETERMINATION OF OFFERING PRICE	23

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	23

SELLING STOCKHOLDER	24

PLAN OF DISTRIBUTION	25

BUSINESS	27

MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS	33

DESCRIPTION OF PROPERTY	42

LEGAL PROCEEDINGS	43

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	43

EXECUTIVE COMPENSATION	50

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	55

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	56

DESCRIPTION OF SECURITIES	57

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	58

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	61

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	62

EXPERTS	62

WHERE YOU CAN FIND MORE INFORMATION	63

FINANCIAL STATEMENTS	58

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

The information presented is a brief overview of the key aspects of the offering. The prospectus summary contains a summary of information contained elsewhere in this prospectus. You should carefully read all information in the prospectus, including the financial statements and the notes to the financial statements under the Financial Statements section beginning on page F-1 prior to making an investment decision.

Our Business

North American Oil & Gas Corp. and subsidiaries (“NAMG,” the “Company,” “we,” or “our”) is an exploration and development stage oil and gas company. The Company was formed to purchase, operate, explore and develop oil and gas properties. NAMG acquired oil and gas leases and began development of a plan for oil and gas exploration and producing operations. The Company is actively engaged in leasing properties focused in the San Joaquin Basin in California, and pursuing crude oil and natural gas opportunities, with existing foundation assets targeting exploration and exploitation of oil and gas projects located near infrastructure and existing discoveries. There is no assurance that we will be successful in raising the necessary funds to drill and complete one or more of the oil and gas well locations; there are no assurances that if we are successful in raising the necessary funds to drill and complete one or more of the oil and gas well locations that they will produce oil and gas. There are no assurances that should oil and gas will be produced from one or more of the oil and gas well locations, that the Company will be profitable.

We are a development stage company, and to date have earned limited revenue.

Our Corporate History and Background

We were incorporated as Calendar Dragon, Inc. on July 22, 2008 in the State of Nevada. From inception until we completed our Agreement and Plan of Merger Dated November 16, 2012 (the “Agreement and Plan of Merger”), by and among the Company, Lani Acquisition, LLC, a Nevada limited liability company and a wholly-owned subsidiary of the Company (“Lani Acquisition”), and Lani, LLC, a California limited liability company (“Lani”) the Company was in the development stage of creating a new calendaring software application. On October 11, 2012, the Company filed an amendment to our Articles of Incorporation to:

1. Increase the number of shares of authorized common stock from 65,000,000 to 200,000,000;

2. Increase the number of shares of authorized “blank check” preferred stock from 10,000,000 to: 25,000,000;

3. Effect a change of our name from “Calendar Dragon Inc.” to “North American Oil & Gas Corp.” (the “Name Change”)

As a result of this amendment to our Articles of Incorporation, all stock has retroactively been restated and recalculated, and all presentations of our Equity and Common Stock is consistently presented.

During that time, we had no revenue and our operations were limited to capital formation, organization, and development of our business plan and target customer market. Our prior operations were focused on creating a new calendaring software application. As a result of the merger with Lani, on November 20, 2012, we ceased our prior operations and we are now a holding company and our wholly owned subsidiary engages in an exploration stage oil and gas enterprise focused on the acquisition, stimulation, rehabilitation and asset improvement of small to medium sized manageable oil and gas fields throughout North America. We entered into this line of business because that was the business and expertise of Lani prior to the merger.

OVERVIEW

The Company is engaged primarily in the acquisition of oil and gas properties focused in the San Joaquin Basin in California; pursuing crude oil and natural gas opportunities, with existing foundation assets targeting exploration; and exploitation of oil and gas projects located near infrastructure and existing discoveries. The Company has leasehold interests in three prospects in the San Joaquin Basin in California and is the operator on each lease. NAMG is partners on the Tejon Extension lease, Tejon Main lease, and White Wolf lease with Avere Energy Corp, a Delaware corporation (“Avere”) and Solimar Energy LLC, a California limited liability company (“Solimar”) to develop these leaseholds. The Company holds a 40 % working interest in the Tejon Main lease, a 50% working interest in the White Wolf lease, and a 75 % working interest in the Tejon Extension lease. Avere holds a 50% working interest in the Tejon Main lease, 50% working interest in the White Wolf lease, and a 25% working interest in the Tejon Extension lease, and Solimar holds a 10% working interest in the Tejon Main lease.

NAMG owns lease interests in over 174 individual leases covering its three prospects. Per seismic evaluation, these leases hold at least fourteen potentially identified drill sites for future exploration. Provided adequate funding through capital raising and farm-outs the Company’s current plan involves permitting four wells, three in the Tejon Main lease area, and one in the Tejon Extension area, with exploration of at least one well in 2014. There are no assurances that should oil and gas be produced from one or more of the oil and gas well locations that the Company will be profitable.

The Company drilled Well 77-20 on the Tejon Ranch Extension in November, 2012, and underwent testing through December 2012. Drilling on this well was suspended February 13, 2013 in order to review more thoroughly the remaining zones to be tested. Five geological reviewed the data from the seven drilled zones, analyzing seismic data purchased February 26, 2013, and determined at that time that the well did not result in commercially recoverable production. The well was shut in February 2013, and remains shut in. Management does not find it economically feasible at this time to re-enter the well for addition zonal testing.

There has not been any further drilling activities on the prospects, however, the Company continues to review identified drill sites and is planning, given adequate funding, to drill one well in the last quarter of 2014 on the Tejon Extension lease.

The company accumulated losses of $2,256,288 from Inception, through March 31, 2014. Over the twelve months through June 1, 2015 the Company will need to secure accumulated funds of at least $500,000 to remain operational. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs, which indicates a substantial doubt of its ability to continue as a going concern.

The Company’s auditors, Malone Bailey, have issued the Company a “Going Concern” statement. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease development of operations.

The Company plans to continue using a combination of capital raisings and farm-in opportunities to develop our leased acreage. Currently, the leaseholds are not held by drilling, and all required lease payments are made in order to retain properties for development of exploration and drilling.

The further implementation of our business plan will require significant capital. We do not have this capital and as a result, we will require additional financing to acquire and develop our leasehold obligations. We may use debt or equity to fund our ongoing operations. There can be no assurance that any financing will be available, and if available, will be on terms and conditions acceptable to the Company. If we rely on equity financing, our shareholders will experience significant dilution. If we rely on debt financing, we may not be able to satisfy our debt obligations.

The Terms of the Offering

Securities Being Offered:	71,428,571 shares of common stock being registered on behalf of the Selling Stockholder (maximum offering).

Offering Period:	Until all shares are sold by the Selling Stockholder or until 36 months from the date that the registration statement becomes effective, whichever comes first.

Risk of Factors:	The Securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors.”

Common Stock Issued And Outstanding Before Offering:	62,864,337 shares of our common stock are issued and outstanding as of the date of this Prospectus.

Common Stock Issued And Outstanding After Offering:	134,297,908 shares of common stock.

Use of Proceeds:
We will not receive any proceeds from the sale of the common stock by the Selling Stockholder. However, we will receive proceeds from the sale of our common stock under the Drawdown Agreement. The proceeds will be used for working capital, asset acquisition, and general corporate purposes. See “Use of Proceeds.”

This offering relates to the resale of up to 71,428,571 shares of our common stock by the Selling Stockholder.

Disclosure showing shares issuable if market stock price drops 25%, 50% and 75%

	100% of Current Stock Price (1)	25% Decrease in Stock Price (1)	50% Decrease in Stock Price (1)	75% Decrease in Stock Price (1)

Total No. of Shares Required to Raise $5,000,000 Based on Current Market Price(1)	71,428,571	89,285,714	107,142,857	124,999,999
___________
(1) Based on the average of the closing prices for the three days ending on September 9, 2014 of $.07 per share, as quoted on the OTCQB.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Drawdown Agreement. These risks include dilution of stockholders, significant decline in our stock price and our inability to draw sufficient funds when needed.

In order to fund a notice for funding pursuant to the Drawdown Agreement (a “Drawdown Notice”), Beaufort will periodically purchase our common stock under the Drawdown Agreement and will, in turn, sell such shares to investors in the market at the market price on a best efforts basis, subject to certain conditions. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Beaufort to raise the same amount of funds, as our stock price declines.

Based on the above chart, the sale of stock under the first drawdown is limited to 71,428,571 common shares of stock. This results in significantly less capital than the $5,000,000 cap on the drawdown, per the Drawdown Agreement. There are no assurances that the price of common stock will appreciate, depreciate, or remain at the same price as a result of stock sales under the Drawdown Agreement, however, if there is a 25% to 75% decline in stock value pricing, NAMG may see between 8% to 11% of the overall drawdown amount of $5,000,000 with overall subsequent drawdowns over the thirty six (36) month period of the Drawdown Agreement’s term.

The Company understands and acknowledges that the number of Advance Shares issuable upon purchases pursuant to the Drawdown Agreement will increase in certain circumstances including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the Pricing Period. The Company's executive officers and directors have studied and fully understand the nature of the transactions contemplated by the Drawdown and recognize that they have a potential dilutive effect on the shareholders of the Company. The Board of Directors of the Company has concluded, in its good faith business judgment, and with full understanding of the implications, that such issuance is in the best interests of the Company. The Company specifically acknowledges that, subject to such limitations as are expressly set forth in the Drawdown Agreement, its obligation to issue Advance Shares upon purchases pursuant to the Drawdown Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

Financial Summary

This financial summary does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

We derived the summary financial information from our financial statements appearing in the section in this prospectus entitled "Financial Statements." You should read this summary financial information in conjunction with the section entitled "Management's Discussion and Analysis," our financial statements and related notes to the financial statements.

Condensed Statement of Operations Information:
For The period From June 20, 2011 (Inception) to December 31, 2013

Total Revenues	$-
Selling - general and administrative expenses	2,043,227
Loss from operations	2,043,227
Other Income (Expenses)
Gain on Sale of assets	123,476
Other Income/Expenses	(7943)
Total Other Income (Expenses)	115,533
Net Loss applicable to common shareholders	$(1,927,694)

Condensed Balance Sheet Information:
As of December 31, 2013

Assets
Current Assets:
Cash and Cash Equivalents	$50,267
Restricted Cash	1,037
Non-current Assets	27,176
Oil & Gas Properties , Successful Efforts method, Net	472,520
Total Assets	551,000

Liabilities and Stockholders' Equity
Current Liabilities:
Total Current Liabilities	495,090

Long-term Liabilities:
Total Long-term liabilities	104,100

Stockholders' Equity:
Common Stock	61,115
Additional paid-in capital	1,818,389
Accumulated Deficit During the Development Stage	(1,927,694)
Total Stockholders' Equity	(48,190)

Total Liabilities and Stockholders' Equity	$551,000

RISK FACTORS

An investment in our securities is highly speculative and subject to numerous and substantial risks. These risks are set forth below. You should not invest in the Company unless you can afford to lose your entire investment. Readers are encouraged to review these risks carefully before making any investment decision.

Risks of Purchasing Shares:

Shares eligible for future sale under Rule 144 may adversely affect the market for our securities.

From time to time, certain of our stockholders who hold restricted securities may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations. Although current stockholders may have no current intention or ability to sell their shares, any substantial sales by holders of our common stock in the future pursuant to Rule 144 may have a material adverse effect on the market price of our securities.

The price of our common stock is subjected to volatility.

The market for NAMG’s common stock is highly volatile. The trading price of NAMG’s common stock is subject to wide fluctuations in response to, among other things, quarterly variations in operating and financial results, and general economic and market conditions. In addition, statements or changes in opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to their markets or relating to NAMG could result in an immediate and adverse effect on the market price of our common stock. The highly volatile nature of NAMG’s stock prices may cause investment losses for their shareholders. If securities class action litigation is brought against NAMG, such litigation could result in substantial costs while diverting management's attention and resources.

Disruptions in global financial markets and deteriorating global economic conditions could cause lower returns to investors.

Disruptions in global financial markets and deteriorating global economic conditions could adversely affect the value of NAMG’s common stock. The current state of the economy and the implications of future potential weakening may negatively impact market fundamentals, resulting in lower revenues and values for NAMG’s business opportunities and investments.

If securities or industry analysts do not publish research or reports about NAMG’s business or if they issue an adverse or misleading opinion regarding NAMG stock, its price and trading volume could decline.

The trading market for NAMG’s common stock will be influenced by the research and reports that industry or securities analysts publish about NAMG or its business, if any.

Our shares will be deemed to be "penny stocks" as defined in the Securities Exchange Act of 1934, as amended, and, as a result, will be subject to various eligibility and disclosure requirements on broker-dealers engaged in the resale of these shares.

The shares offered in this prospectus will be "penny stocks" as that term is defined in the Securities Exchange Act of 1934, as amended, (the ‘Exchange Act”) to mean, among other definitions, equity securities with a price of less than $5.00 per share.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or an accredited investor must make a special suitability determination regarding the purchaser and provide special disclosure documents to the purchaser. The imposition of these suitability standards and special disclosures could reduce an investor's ability to resale the shares at a time or price desired. See the section "Market for Common Equity and Related Stockholder Matters."

If we fail to remain current on our reporting requirements, we could be removed from quotation by the OTCQB, which would limit the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

Companies quoted on the OTCQB must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTCQB. If we fail to remain current on our reporting requirements, we could be removed from the OTCQB. As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

Risks Related to the equity line of credit:

Beaufort will pay less than the then-prevailing market price of our common stock, which could cause the price of our common stock to decline.

Our common stock to be issued under the Drawdown Agreement will be purchased at a fifteen percent (15%) discount or 85% of the average of the three (3) lowest closing prices during the five (5) trading days immediately before our delivery of our Notice to Beaufort of our election to exercise our "put" right.

Beaufort has a financial incentive to sell our shares immediately upon receiving the shares to realize the profit between the discounted price and the market price. If Beaufort sells our shares, the price of our common stock may decrease. If our stock price decreases, Beaufort may have a further incentive to sell such shares. Accordingly, the discounted sales price in the Drawdown Agreement may cause the price of our common stock to decline.

We are registering an aggregate of 71,428,571 shares of common stock to be issued under the equity line of credit. The sale of such shares could depress the market price of our common stock.

We are registering an aggregate of 71,428,571 shares of common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the equity line of credit. The sale of these shares into the public market by Beaufort could depress the market price of our common stock.

We may not have access to the full amount under the equity line of credit.

For the five consecutive trading days prior to September 9, 2014 the lowest closing price of our common stock was $.07. There is no assurance that the Market Price of our common stock will increase or remain the same substantially in the near future. The entire commitment under the equity line of credit is $5,000,000. The aggregate number of shares of common stock necessary to raise the entire $5,000,000 at $.07 per share is 71,428,571. We may not have access to the remaining commitment under the equity line of credit unless the Market Price of our common stock increases or remains stable. Quantitatively, the Company may expect to receive approximately 11% of the full line of credit, resulting in a total drawdown of $550,000. The Company's executive officers and directors fully recognize that the Company may not provide them access to the full line of credit.

136,835,663 shares of our common stock (excluding 25,000,000 shares of preferred stock) remain available for issuance. We do not have any outstanding convertible notes.

Our common stock price may decline by our draw on our equity line of credit.

Effective March 24, 2014, we entered into the Drawdown Agreement with Beaufort. Pursuant to the Drawdown Agreement, when we deem it necessary, we may raise capital through the private sale of our common stock to Beaufort at a price equal to 85% of Market Price. Because this price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest will be diluted in direct proportion.

There may not be a sufficient price of our common stock to permit us to acquire adequate funds, which may adversely affect our liquidity.

The Drawdown Agreement provides that the number of shares sold pursuant to each Notice plus the shares held by Beaufort at that time shall not exceed 4.99% of the issued and outstanding shares of common stock of the Company. If the price our common stock is too low, it is possible that we may not be permitted to draw the full amount of proceeds of the drawdown request, which may not provide adequate funding for our planned operations and may materially decrease our liquidity. Analysis shows that an initial drawdown at current market prices will result in a drawdown of 301,301,947 shares of stock resulting in $297,175 of actual available funds. While the Company cannot predict a quantitative risk factor in specific numbers, it can quantify its initial drawdown expectation.

We may draw on our equity line of credit to the extent that a change of control occurs.

The Company may continue to make drawdown requests while the Selling Shareholder holds shares of common stock or sells shares to a specific party, thereby causing such purchasing party to gain control of the Company. This could jeopardize the execution of the Company’s business plan and may disrupt operations. The Company does not anticipate making drawdown requests under this scenario.

Risks Related to Our Business:

We have not generated revenue.

We have had no revenues since inception. We will, in all likelihood, sustain operating expenses without corresponding revenues. This may result in our incurring a net operating loss that will increase unless we consummate an acquisition of an oil and gas producing properties that are profitable. We cannot assure you that we can identify any oil and gas properties that will be profitable at the time of its acquisition by the Company or ever.

Unless we secure additional working capital, the Company can only continue as a going concern for six months.

Our auditors have issued a going concern opinion. Unless we secure equity, debt financing or joint venture partners, of which there can be no assurance, or identify a profitable acquisition candidate, we will not be able to continue any operations for longer than six months. We based this estimate on that the majority of our operating costs are for salaries of the officers and general and administrative costs of the Company. The majority of officer’s compensation is being accrued. Our negative cash flow is for our auditors, attorneys, transfer agent, EDGAR filer and insurance expenses. We have sufficient cash and liquid assets to cover auditors, attorneys, transfer agent, EDGAR filer, limited travel, and insurance expenses for the next six months. After such time, the Company would be forced to cease operations. Our accounting entries are based on the assumption that we will be able to become a going concern. However, based on the doubt that the Company will be able to do so, our financial statements may require adjustment.

Environmental and Occupational Regulations will impact our operations.

We are subject to various federal, state, provincial, and local international laws and regulations concerning occupational safety and health as well as the discharge of materials into, and the protection of, the environment. Environmental laws and regulations relate to, among other things:

i)	assessing the environmental impact of drilling, work-over or construction activities;

ii)	the generation, storage, transportation and disposal of waste materials;

iii)	the emission of certain gases into the atmosphere;

iv)	the monitoring, abandonment, reclamation and remediation of well and other sites, including sites of former operations; and

v)	the development of emergency response and spill contingency plans.

The costs of environmental protection and safety and health compliance are significant. Compliance with environmental, safety and health initiatives can be costly. There is no assurance that we will be able to comply with these regulations. If we cannot comply with these regulations, we will be forced to cease all operations in which case you will lose your entire investment. While we carry adequate Control of Well Insurance, Business Liability Insurance, Worker’s Compensation Insurance, as well as secure Downhole Insurance during a drilling operation, and identify and capitalize abandonment and reclamation and remediation costs, we simply cannot predict or quantify with any reasonable degree of certainty our future exposure concerning such matters.

We are subject to exploration and production regulation.

Our oil and gas operations are subject to various federal, state, provincial, tribal, and local laws and regulations. These laws and regulations relate to matters that include, but are not limited to:

i)	acquisition of seismic data;

ii)	location of wells;

iii)	drilling and casing of wells;

iv)	hydraulic fracturing;

v)	well production;

vi)	spill prevention plans;

vii)	emissions and discharge permitting;

viii)	use, transportation, storage and disposal of fluids and materials incidental to oil and gas operations;

ix)	surface usage and the restoration of properties upon which wells have been drilled;

x)	calculation and disbursement of royalty payments and production taxes;

xi)	plugging and abandoning of wells; and

xii)	transportation of production.

Our operations also are subject to conservation regulations, including the regulation of the size of drilling and spacing units or proration units; the number of wells that may be drilled on the Oil and Gas Lease and the unitization or pooling of oil and gas properties. In the United States, some states allow the forced pooling or integration of tracts to facilitate exploration, while other states rely on voluntary pooling of lands and leases, which may make it more difficult to develop oil and gas properties. In addition, state conservation laws generally limit the venting or flaring of natural gas and impose certain requirements regarding the ratable purchase of production. The effect of these regulations is to limit the amounts of oil and gas we can produce from our wells and to limit the number of wells or the locations at which we can drill.

Public policy, which includes laws, rules and regulations, can change.

Our operations are generally subject to federal laws, rules and regulations. In addition, we are also subject to the laws and regulations of various states and local governments. Pursuant to public policy changes, numerous government departments and agencies have issued extensive rules and regulations binding on the oil and gas industry and its individual members, some of which carry substantial penalties for failure to comply. Changes in such public policy have affected, and at times in the future could affect, our operations. Political developments can restrict production levels, enact price controls, and change environmental protection requirements, and increase taxes, royalties and other amounts payable to governments or governmental agencies. Existing laws and regulations can also require us to incur substantial costs to maintain regulatory compliance. Our operating and other compliance costs could increase further if existing laws and regulations are revised or reinterpreted or if new laws and regulations become applicable to our operations. Although we are unable to predict changes to existing laws and regulations, such changes could significantly affect our profitability, financial condition, and liquidity, particularly changes related to hydraulic fracturing, income taxes and climate change as discussed below.

Hydraulic Fracturing — The U.S. Congress is currently considering legislation to amend the federal Safe Drinking Water Act to require the disclosure of chemicals used by the oil and natural-gas industry in the hydraulic-fracturing process. Currently, regulation of hydraulic fracturing is primarily conducted at the state level through permitting and other compliance requirements. This legislation, if adopted, could establish an additional level of regulation and permitting at the federal level.

NAMG does not anticipate the use of hydraulic fracturing techniques in the prospective drilling sites located on the three leased prospects. As such, there is no disclosure regarding this information necessary in the prospectus.

Environmental matters and costs can be significant.

As an operator of oil and gas properties, we are subject to various federal, state, and local laws and regulations relating to discharge of materials into, and protection of, the environment. These laws and regulations may, among other things, impose liability on us for the cost of pollution clean-up resulting from our operations in affected areas. Any future environmental costs of fulfilling our commitments to the environment are uncertain and will be governed by several factors, including future changes to regulatory requirements. There is no assurance that changes in or additions to public policy regarding the protection of the environment will not have a significant impact on our operations and profitability and if environmental laws change to our detriment in a material amount, we may have to discontinue operations entirely.

The California drought may impact our operations.

Our industry depends on a high volume of water for its operations. California is currently in a moderate to severe drought. Exploration in the San Joaquin Basin has seen restrictions on use of water for any industrial use. The severity of these restrictions could have an impact on our operations. This, as other operational Risk Factors is not specifically quantifiable. As of the date of this filing, the State of California and the Division of Oil, Gas & Geothermal Resources continues to bring forth regulations and legislative bills regarding the oil and gas industry that may impact our operations in a negative capacity from an additional financial burden, to a additional man hours required for reporting requirement.

The Company does not have the insurance required to cover its risks.

Exploration, development, production, and processing of oil and gas can be hazardous and involve unforeseen occurrence including, but not limited to blowouts, cratering, fires, and loss of well control. These occurrences can result in damage to or destruction of wells or production facilities, injury to persons, loss of life, or damage to property or the environment. We do maintain insurance at this time against losses or liabilities in accordance with customary industry practices. We carry what we believe to be adequate Control of Well Insurance, Business Liability Insurance, Worker’s Compensation Insurance, and secure Down Hole Insurance during the actual drilling. However, we cannot insure against all operational risks. This is not available to anyone in the oil and gas exploration industry.

We may lose the services of one or all members of our management team or such members may present potentially profitable opportunities to other companies.

NAMG does not have a formal written policy regarding (i) the amount of time each member of the management team must spend on NAMG business nor (ii) the granting of a right of first refusal to NAMG of any potential opportunities. Furthermore, NAMG’s By-laws do not address either of the above. Due to this, it is possible that one, or more, of the management team, from time to time, may provide services to alternate business activities and companies or dedicate some of their time to such ventures. This would allow for less time to be committed to NAMG and may cause us to lose opportunities which may have an adverse effect on our shareholders. Additionally, this could allow management to present potential opportunities elsewhere in the future, thereby causing NAMG to lose out on potential revenue. Finally, the lack of formally addressing these situations could open NAMG up to future litigation.

We have generated no revenues from operations. We have a history of losses and losses are likely to continue in the future.

We have generated no revenues from operations. Cumulative losses as of March 31, 2014 totaled $2,256,288. We have incurred significant losses in the past and we will likely continue to incur losses in the future unless our development program proves successful. Even if our development program produces oil and gas, there can be no assurance that we will be able to commercially exploit these resources, or generate sufficient revenues to operate profitably.

We will require additional financing to continue our development operations.

We will require significant working capital to continue our current development program. There can be no assurance that we will be able to secure additional funding to meet our objectives or if we are able to identify funding sources, that the funding will be available on terms acceptable to the Company. Should this occur, we will have to significantly reduce our development programs, which will limit our ability to secure additional equity participation in acquisitions of oil and gas leases or in various joint ventures. From a quantitative standpoint, without additional funding, we will not have viable options to offer partners in joint venture opportunities, nor will be able to procure additional acquisition of leasehold prospects, all which are part of our normal, routine, and daily operation.

We have no history as a company engaged in oil and gas development or exploration.

NAMG does not have a history of earnings or cash flow from oil and gas operations. If we are able to proceed to production, commercial viability will be affected by factors that are beyond our control such as the particular attributes of fluctuation in the prices of oil and gas, the cost of construction and operating an oil or gas well, prices, transportation costs, the availability of economic sources for energy, government regulations including regulations relating to prices, royalties, restrictions on production, quotas on exploration, and the potential costs of protection of the environment.

If our exploration costs are higher than anticipated, then our profitability will be adversely affected.

We are currently proceeding with development and/or exploration of our leasehold interests on the basis of estimated development/exploration costs. If our development/exploration costs are greater than anticipated we may be forced to terminate our operations until such time as we generate additional revenues to fund our operations. Factors that could cause development/exploration costs to increase are adverse weather conditions, difficult terrain, unknown or unexpected results when we re-enter a well, increased government regulation and shortages of qualified personnel. The price of development, however, has not increased significantly over the past five years. Our estimates for development have remained consistent within these parameters. We cannot quantify if the price for these services will take an incremental inflationary adjustment hike, which has not, yet, taken place. If there is a customary inflationary increase, and the price of oil remains consistent (which it is known to vary widely) we can still pursue our operations. If service inflation occurs, and the price of oil decreases significantly, we will be forced to adjust our operation model.

We face many operating hazards.

The development and operation of an oil or gas well involves many risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. These risks include, among other things, ground fall, flooding, environmental hazards, and the discharge of toxic chemicals, explosions and other accidents. Such occurrences may result in work stoppages, delays in production, increased production costs, damage to or destruction of mines and other producing facilities, injury or loss of life, damage to property, environmental damage, and possible legal liability for such damages.

Adequacy of Control of Well Insurance

Our oil and gas operations are subject to all the risks inherent in the exploration for, and development and production of, oil and gas including blowouts, fires and other casualties. While the Company has planned for these contingencies and has purchased insurance to address potential liabilities associated with the exploration, drilling, testing and development of our exploration wells there can be no guarantee that all potential liabilities over and above the coverage limits of will be covered by insurance or that the insurance coverage will be adequate.

There may be insufficient oil and gas reserves to develop any of our properties and our estimates may be inaccurate.

There is no certainty that any expenditure made in the development/exploration of any properties will result in discoveries of commercially recoverable quantities of oil or gas. Most development/exploration projects do not result in the discovery of commercially extractable deposits of oil or gas and no assurance can be given that any particular level of recovery will in fact be realized or that any identified leasehold interest will ever qualify as a commercially developed and viable property. Estimates of reserves, deposits, and production costs can also be affected by such factors as environmental regulations and requirements, weather, unexpected or unknown results when we re-enter a well, environmental factors, unforeseen technical difficulties, unusual or unexpected geological formations, and work interruptions.

Short term factors relating to reserves, such as the need for orderly development of the wells may also have an adverse effect on our development/exploration, drilling and on the results of operations. There can be no assurance the production of insignificant amounts of oil can be duplicated in a larger exploration program. Material changes in estimated reserves, development/drilling costs may affect the economic viability of any project.

There are no confirmed proven reserves of oil and gas reservoirs on any properties from which we may derive any financial benefit.

All of our leasehold interests are without known bodies (reserves) of commercial oil or gas. Development of these properties will follow only upon obtaining satisfactory development/exploration results. The long-term profitability of the Company’s operations will be in part directly related to the cost and success of its development/exploration and development programs. Oil and gas development/exploration and development are highly speculative businesses, involving a high degree of risk. Few properties, which are explored, are ultimately developed into producing oil and gas fields. There is no assurance that our development/exploration and development activities will result in any discoveries of commercial quantities of oil and gas. There is also no assurance that, even if commercial quantities of oil or gas are discovered, a well can be brought into commercial production. Production/discovery of oil and gas is dependent upon a number of factors, not the least of which is the technical skill of the development/exploration personnel involved. The commercial viability of a well is also dependent upon a number of factors, many of which are beyond the Company’s control, such as worldwide economy, the price of oil and gas, government regulations, including regulations relating to royalties, allowable production, and environmental protection.

Neither the Company nor any independent petroleum geologist has confirmed that our leasehold interests can be commercially developed. In order to carry out additional development and/or exploration programs of any potential oil or gas deposits, we will require substantial additional funding. In the event our leasehold interest yield no oil or gas, the Company would likely be forced to cease operations and your entire investment may be lost.

The fluctuation of commodity pricing may have a negative economic effect on the Company

The price of oil and gas has experienced significant price movements over short periods of time and is affected by numerous factors beyond our control, including international economic and political trends, war, terrorism, expectations of inflation, currency exchange fluctuations (including, the U.S. dollar relative to other currencies) interest rates, global or regional consumption patterns, speculative activities and increases in production due to improved exploration and production methods. The supply of and demand for oil and gas are affected by various factors, including political events, economic conditions and production costs in major producing regions.

Drilling operations are hazardous, raise environmental concerns and raise insurance risks.

Drilling operations are by their nature subject to a variety of risks, such as, flooding, environmental hazards, the discharge of toxic chemicals and other hazards. Such occurrences may delay development or production, increase production costs, or result in a liability. We may not be able to insure fully or at all against such risks, due to political or other reasons, or we may decide not to take out insurance against such risks as a result of high premiums or other reasons. We intend to conduct our business in a way that safeguards public health and the environment and in compliance with applicable laws and regulations. Environmental hazards may exist on properties in which we hold an interest which are unknown to us and may have been caused by prior owners. Changes to drilling laws and regulations could require additional capital expenditures and increase operating and/or reclamation costs. Although we are unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could render certain operations uneconomic.

Our estimates of resources are subject to uncertainty. The cost of employing this technology may be cost prohibitive or the cost may exceed the benefit.

Under current SEC standards, proved reserves are those quantities of oil and natural gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations. The term “reasonable certainty” implies a high degree of confidence that the quantities of oil and/or natural gas actually recovered will equal or exceed the estimate. Reasonable certainty can be established using techniques that have been proved effective by actual production from projects in the same reservoir or an analogous reservoir or by other evidence using reliable technology that establishes reasonable certainty. Reliable technology is a grouping of one or more technologies (including computational methods) that have been field-tested and have demonstrated to provide reasonably certain results with consistency and repeatability in the formation being evaluated or in an analogous formation.

In order to establish reasonable certainty with respect to our leases, we would have to employ technologies that have been demonstrated to yield results with consistency and repeatability. The technical data used in the estimation of proved reserves include, but are not limited to, electrical logs, radioactivity logs, core analyses, geologic maps and available downhole and production data, seismic data and well test data. Generally, oil and gas reserves are estimated using, as appropriate, one or more of these available methods: production decline curve analysis, analogy to similar reservoirs or volumetric calculations. Reserves attributable to producing wells with sufficient production history are estimated using appropriate decline curves or other performance relationships. Reserves attributable to producing wells with limited production history and for undeveloped locations are estimated using performance from analogous wells in the surrounding area and technical data to assess the reservoir continuity. In some instances, particularly in connection with exploratory discoveries, analogous performance data is not available, requiring us to rely primarily on volumetric calculations to determine reserve quantities. Volumetric calculations are primarily based on data derived from geologic-based seismic interpretation, open-hole logs, and completion flow data.

When using production decline curve analysis or analogy to estimate proved reserves, they would be limited to estimates to the quantities of oil and gas derived through volumetric calculations.

The accuracy of any reserve estimate is a function of the quality of available geological, geophysical, engineering, and economic data, the precision of the engineering and geological interpretation and judgment. The estimates of reserves and future cash flows are based on various assumptions and are inherently imprecise. Even though these estimates may be reasonable and logical; actual future production, cash flows, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves may vary substantially from these estimates. Also, the use of a discount factor for reporting purposes may not necessarily represent the most appropriate discount factor, given actual interest rates and risks to which the oil and natural gas industry in general are subject.

If we are unable to obtain all of our required governmental permits, our operations could be negatively impacted.

Our future operations, including exploration and development activities, required permits from various governmental authorities. Such operations are and will be governed by laws and regulations governing prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that we will be able to acquire all required licenses or permits or to maintain continued operations at our properties.

We are subject to numerous environmental and other regulatory requirements.

All phases of drilling and development/exploration operations are subject to governmental regulation including environmental regulation. Environmental legislation is becoming stricter, with increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and heightened responsibility for companies and their officers, directors and employees. There can be no assurance that possible future changes in environmental regulation will not adversely affect our operations. As well, environmental hazards may exist on a property in which we hold an interest that was caused by previous or existing owners or operators of the properties and of which the Company is not aware at present.

Government approvals and permits are required to be maintained in connection with our drilling and development/exploration activities. We will require permits for our operations and there is no assurance that delays will not occur in connection with obtaining all necessary renewals of such permits for the existing operations or additional permits for any possible future changes to the Company’s operations, including any proposed capital improvement programs. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions there under, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in drilling operations may be required to compensate those suffering loss or damage by reason of our activities and may be liable for civil or criminal fines or penalties imposed for violations of applicable laws or regulations. Amendments to current laws, regulations and permitting requirements, or more stringent application of existing laws, may have a material adverse impact on the Company resulting in increased capital expenditures or production costs, reduced levels of production at producing properties or abandonment or delays in development of properties.

There is no assurance that there will not be title or boundary disputes.

Although we have thoroughly investigated the right and title to explore and exploit our properties and obtained records from government offices, and have secured an outside company to provide adequate title search for each leased property, this should not be construed as a guarantee of title. Other parties may dispute the title to any of our properties or that any property may be subject to prior unregistered agreements and transfers. The title may be affected by undetected encumbrances or defects or governmental actions.

Local infrastructure may impact our development/exploration activities and results of operations.

Our activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges and power and water supplies are important determinants that affect capital and operating costs. Unusual or infrequent weather phenomena sabotage or government or other interference in the maintenance or provision of such infrastructure could adversely affect the activities and profitability of the Company.

Because of the speculative nature of completing development programs and drilling for oil and gas, there are significant risks that our business will fail.

Oil and gas development/exploration is extremely risky. We cannot provide any assurances that our activities will result in commercially exploitable reserves of oil and gas. Development/exploration for oil and gas is a speculative venture necessarily involving substantial risk. Any expenditure that we make may not result in the discovery of commercially exploitable reserves.

The market for oil and gas is volatile. This will have a direct impact on the Company’s revenues (if any) and profits (if any) and will probably have an adverse effect on our ongoing operations.

The price of both oil and gas has fluctuated significantly over the past few years. This has contributed to the renewed interest in oil and gas exploration. However, in the event that the price of either oil or gas falls, the interest in exploratory ventures may decline and the value of the Company’s business could be adversely affected.

Government regulation or changes in such regulation may adversely affect the Company’s business.

The Company intends to engage experts to assist it with respect to its operations. The Company deals with various regulatory and governmental agencies and the rules and regulations of such agencies. No assurances can be given that it will be successful in its efforts or dealings with these agencies. Further, in order for the Company to operate and grow its business, it needs to continually conform to the laws, rules, and regulations of such jurisdiction. It is possible that the legal and regulatory environment pertaining to the development/exploration and development of oil and gas properties will change. Uncertainty and new regulations and rules could increase the Company’s cost of doing business or prevent it from conducting its business.

We are in competition with companies that are larger, more established and better capitalized than we are.

Many of our potential competitors have:

•	greater financial and technical resources; and

•	longer operating histories and greater experience in oil and gas

We may not be able to generate revenue sufficient to maintain operations.

To date, we have generated limited revenue. We have incurred significant losses since inception and there can be no assurance that we will be able to reverse this trend. Even if we are able to successfully identify commercially exploitable oil and gas reserves, there is no assurance that we will have sufficient financing to exploit these reserves, generate revenues, or find a willing buyer for the properties.

We have no proven reserves, extremely limited operations and no operating revenues.

We currently have no revenues from operations and no proven reserves. Reserves, by definition, contain mineral deposits in a quantity and in a form from which oil and gas may be economically and legally extracted or produced. We have not established that either oil or gas exists in any quantity in the property, which is the focus of our exploration efforts, and unless or until we do so, we will have nominal revenues.

Development/Exploration for economic deposits of oil and gas is speculative.

Our business is very speculative since there is generally no way to recover any of the funds expended on development/exploration unless the existence of commercially exploitable reserves are established and the Company can exploit those reserves by either commencing drilling operations, selling or leasing its interest in the property, or entering into a joint venture with a larger company that can further develop the property. Unless we can establish and exploit reserves before our funds are exhausted, we will have to discontinue operations, which could make our stock valueless.

Our operations are subject to environmental risks.

Our operations are subject to strict environmental rules and regulations. There can be no assurance that we will be able to comply with these rules. Environmental legislation is evolving in some jurisdictions in a manner, which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect our projects

The oil and gas industry is highly competitive and the success and future growth of our business depend upon our ability to remain competitive in identifying and developing properties with sufficient reserves for economic exploitation.

The oil and gas industry is highly competitive and fragmented with limited barriers to entry, especially at the exploratory stages. We compete in national, regional, and local markets with large multi-national corporations and against start-up operators hoping to identify an oil or gas property. Some of our competitors have significantly greater financial resources than we do. This puts us at a competitive disadvantage if we choose to further exploit development opportunities.

The loss of key members of our senior management team could adversely affect the execution of our business strategy and our financial results.

We believe that the successful execution of our business strategy and our ability to move beyond the exploratory stages depends on the continued employment of key members of our senior management team. If any members of our senior management team become unable or unwilling to continue in their present positions, our financial results and our business could be materially adversely affected.

We will hire third party companies to undertake our development programs.

We will have to hire employees or retain independent companies to oversee or perform our development operations. We currently do not have sufficient funds for either. As such, even with exploitable deposits of oil or gas, we may not be able to develop our leasehold interests.

Risks Related to Our Stockholders and Shares of Common Stock

We have a large number of authorized but unissued shares of our common stock.

We have a large number of authorized but unissued shares of common stock, which our management may issue without further stockholder approval, thereby causing dilution of your holdings of our common stock. Our management will continue to have broad discretion to issue shares of our common stock in a range of transactions, including capital-raising transactions, mergers, acquisitions and other transactions, without obtaining stockholder approval, unless stockholder approval is required. If our management determines to issue shares of our common stock from the large pool of authorized but unissued shares for any purpose in the future, your ownership position would be diluted without your further ability to vote on that transaction.

Shares of our common stock may continue to be subject to illiquidity because our shares may continue to be thinly traded and may never become eligible for trading on a national securities exchange.

While we may at some point be able to meet the requirements necessary for our common stock to be listed on a national securities exchange, we cannot assure you that we will ever achieve a listing of our common stock on a national securities exchange. Our shares are currently only eligible for quotation on the OTCQB, which is not an exchange. Initial listing on a national securities exchange is subject to a variety of requirements, including minimum trading price and minimum public “float” requirements, and could also be affected by the general skepticism of such markets concerning companies that are the result of mergers with inactive publicly-held companies. There are also continuing eligibility requirements for companies listed on public trading markets. If we are unable to satisfy the initial or continuing eligibility requirements of any such market, then our stock may not be listed or could be delisted. This could result in a lower trading price for our common stock and may limit your ability to sell your shares, any of which could result in you losing some or all of your investments.

If the price of the shares of our common stock falls, we may lose eligibility for quotation on the OTCQB, which could result in investors losing their investment and would prohibit the Company from further accessing the equity line of credit.

Our shares are currently only eligible for quotation on the OTCQB, which is not an exchange. Starting May 1, 2014, there will be continuing eligibility requirements for OTCQB, whereby the price of our common stock can’t fall below $0.01 for thirty consecutive days. If we are unable to satisfy this continuing eligibility requirement of the OTCQB, the quotation of our common stock could be moved to the OTC Pink Sheets. This could result in a lower trading price for our common stock and may limit your ability to sell your shares, any of which could result in you losing some or all of your investments. More importantly, however, this would prohibit the Company from having further access to the equity line of credit, as quotation on the OTC Pink Sheets is insufficient for any such equity lines of credit.

The market valuation of our business may fluctuate due to factors beyond our control and the value of your investment may fluctuate correspondingly.

The market valuation of emerging growth companies, such as us, frequently fluctuate due to factors unrelated to the past or present operating performance of such companies. Our market valuation may fluctuate significantly in response to a number of factors, many of which are beyond our control, including:

i.	changes in securities analysts’ estimates of our financial performance, although there are currently no analysts covering our stock;

ii.	fluctuations in stock market prices and volumes, particularly among securities of emerging growth companies;

iii.	changes in market valuations of similar companies;

iv.	announcements by us or our competitors of significant contracts, new technologies, acquisitions, commercial relationships, joint ventures or capital commitments;

v.	variations in our quarterly operating results;

vi.	fluctuations in related commodities prices; and

vii.	additions or departures of key personnel.

As a result, the value of your investment in us may fluctuate.

Our common stock may be subject to penny stock regulations, which may make it difficult for investors to sell their stock.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules; deliver a standardized risk disclosure document prepared by the Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If our common stock becomes subject to the penny stock rules, holders of our shares may have difficulty selling those shares.

We have never paid dividends on our common stock.

We have never paid cash dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. Investors should not look to dividends as a source of income.

In the interest of reinvesting initial profits back into our business, we do not intend to pay cash dividends in the foreseeable future. Consequently, any economic return will initially be derived, if at all, from appreciation in the fair market value of our stock, and not as a result of dividend payments.

We expect to issue more shares in an equity financing, which will result in substantial dilution.

Our Articles of Incorporation authorize the Company to issue 200,000,000 shares of common stock and 25,000,000 shares of “blank check” preferred stock. Any equity financing effected by the Company may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, our stock issued in any equity financing transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our board of directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in "Risk Factors" and elsewhere in this prospectus.

Other sections of this prospectus may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a highly regulated, very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events or performance. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or will occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have an ongoing obligation to continually disclose material future changes in the Company and its operations.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by Selling Stockholder. However, the Company may receive up to $5,000,000 directly from Beaufort pursuant to the equity line of credit with Beaufort. The maximum amount we can receive is dependent on the price of our common stock, and could be less than $5,000,000. We chose an equity line of $5,000,000 as we require large sums of financing for our staged growth, which will be obtained either through debt financing, or equity financing. If the Company receives $5,000,000, we expect to disburse the proceeds from this offering in the amounts set forth below:

Offering Proceeds:	$5,000,000	$2,500,000	$1,000,000

Acquisitions of Oil and Gas Properties:	$1,500,000	$750,000	$0

Working Capital	$2,500,000	$750,000	$0

General Corporate Purposes:	$1,000,000	$1,000,000	$1,000,000

Totals	$5,000,000	$2,500,000	$1,000,000

No proceeds raised will be used to discharge indebtedness. The minimum aggregate amount of $1,000,000 listed above assumes that Beaufort is able to sell the shares of common stock it receives in each drawdown and therefore, the maximum advance amount of 4.99% of the issued and outstanding shares is never met or exceeded.

DETERMINATION OF OFFERING PRICE

The Selling Stockholder may sell their shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any proceeds from the sale of shares by the Selling Stockholder.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net Book Value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of NAMG’s issued and outstanding stock.

As of September 9, 2014, we had 62,864,337 shares of common stock issued and outstanding. Our net tangible book value as of December 31, 2013 was ($48,190). Based upon those figures, our net tangible book value per share was ($.0008) and after giving effect to the purchase by Beaufort of all 71,428,571 shares being offered, and in effect NAMG receives the maximum estimated proceeds, our net book value per share would be $4,950,720 which represents an immediate dilution to an investor of $.0046 per share.

The following table illustrates the dilution of the net book value of common stock purchased by Beaufort in this offering of 71,428,571 shares compared with those existing shareholders who purchased shares of NAMG previously.

Percent of Offering Sold	100%	75%	50%	25%

Net Tangible Book Value Per Share Prior to Sale	$(0.0008)	$(0.0008)	$(0.0008)	$(0.0008)

Pro Forma Net Tangible Book Value Per Share After Sale	0.0369	0.0318	0.0249	0.0149

Increase in Net Book Value Per Share Due to Sale	0.0377	0.0326	0.0257	0.0157

Net Dilution (Purchase Price of $0.07 Less Pro Forma Net Tangible Book Value Per Share)	$0.0331	$0.0382	$0.0451	$0.0551

SELLING STOCKHOLDER

Investment Agreement.

On March 24, 2014, we entered into the Drawdown Agreement and a registration rights agreement (collectively, the “Agreements”) with Beaufort. In accordance with the Agreements, Beaufort has committed, subject to certain conditions, to purchase up to five million dollars ($5,000,000) of the Company's common stock over a term of up to three years. Beaufort and any participating broker-dealers are “underwriters” within the meaning of the Securities Act. Although the Company is not mandated to sell shares under the Agreements, the Agreements give the Company the option to sell to Beaufort shares of common stock at a per share purchase price equal to 85% of the average of the three lowest closing prices during the five consecutive trading days immediately prior to the Company's delivery of a Notice.

Beaufort is not required to purchase the shares, unless the shares, which are subject to the Notice, have been registered for resale and are freely tradable in accordance with the federal securities laws, including the Securities Act. The Company is obligated to file with the SEC a registration statement on Form S-1, of which this prospectus forms a part, and to use all commercially reasonable efforts to have such registration statement declared effective by the SEC.

During the five consecutive trading days before a Notice, we will calculate the amount of shares (making sure that it remains under 4.99% of the issued and outstanding shares of common stock of the Company) we will sell to Beaufort and the purchase price per share. The purchase price per share of common stock will be based on the average of the three lowest closing prices of our common stock during the five consecutive trading days immediately prior to the drawdown date, less a discount of 15%. Beaufort's obligations under the Drawdown Agreement are not transferrable.

The value of stock issued in each advance must in multiples of $100,000. The maximum amount we can request at any one time is 4.99% of the issued and outstanding shares of common stock of the Company.

Tunvir Malik is a natural person and the Managing Member of Beaufort who exercises the voting and dispositive powers with respect to the shares to be offered by the Company. Tunvir Malik has had no other material relationship with the Company and has owned no securities of the Company prior to the offering.

Please note that the parties have agreed to $5,000,000 as the amount of the equity line of credit. The parties understand that it is not guaranteed that the full amount of the proceeds available under equity line of credit will be accessible at the current stock price.

All expenses incurred with respect to the registration of the common stock will be borne by Beaufort other than our independent legal review of the related documents, and we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Stockholder in connection with the sale of such shares.

Except as indicated below, neither the Selling Stockholder nor any of its associates or affiliates has held any position, office, or other material relationship with us in the past three years.

The following table sets forth the name of the Selling Stockholder, the number of shares of common stock beneficially owned by the Selling Stockholder as of the date hereof and the number of shares of common stock being offered by the Selling Stockholder. The offer and sale of the shares are being registered herein. The transaction being registered is an indirect primary distribution through the Selling Stockholder. However, the Selling Stockholder is under no obligation to sell all or any portion of such shares. All information with respect to share ownership has been furnished by the Selling Stockholder. The “Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered herein.

Name	Shares Beneficially Owned Prior To Offering	Shares to be Offered(1)		Amount Beneficially Owned After Offering(2)	Percent Beneficially Owned After Offering

Beaufort Ventures PLC (3)	0	71,428,571	(3)	0	0%

(1)	The number assumes that the Selling Stockholder purchases the maximum amount of registrable Put Shares in this registration statement.

(2)	The number assumes the Selling Stockholder sells all of the common shares being offering pursuant to this prospectus.

(3)
Beaufort Ventures PLC is a UK investment fund. Tunvir Malik is the Managing Member of Beaufort Ventures PLC and, acting alone, has voting and dispositive power over the shares beneficially owned by Beaufort Ventures PLC.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 71,428,571 shares of our common stock by the Selling Stockholder.

The Selling Stockholder and any of its pledgees, donees, assignees and other successors-in-interest may, from time to time sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;

•	facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•	through the writing of options on the shares

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The Selling Stockholder may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Stockholder. The Selling Stockholder and any broker-dealers or agents, upon completing the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act, the Exchange Act and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The Selling Stockholder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The Selling Stockholder has not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The Selling Stockholder may pledge its shares to its brokers under the margin provisions of customer agreements. If the Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The Selling Stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Stockholder or any other such person. The Selling Stockholder is not permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Beaufort, the underwriter herein, may offer for sale up to 71,428,571 shares of our common stock which it will originally acquire pursuant to the terms of the Drawdown Agreement. Beaufort will be offering such shares for its own account. We do not know for certain how or when Beaufort will choose to sell its shares of common stock. However, it can sell such shares at any time or through any manner set forth in this plan of distribution, at such time as we have "put" the shares to them. We may request Beaufort to purchase shares by delivering a Notice to Beaufort. A Notice may not be sent until the drawdown on the prior Notice is completed.

To permit Beaufort to resell the shares of common stock issued to it, we agreed to file a registration statement, of which this prospectus is a part, and all necessary amendments and supplements with the SEC for the purpose of registering and maintaining the registration of the shares. Beaufort will bear all costs relating to the registration of the common stock offered by this prospectus, other than the costs of our independent legal review. We will keep the registration statement effective until the earlier of (i) the date after which all of the shares of common stock held by Beaufort that are covered by the registration statement have been sold by Beaufort pursuant to such registration statement and (ii) the first day of the month next following the 36-month anniversary of the date the registration statement, to which this prospectus is made a part, is declared effective by the SEC.

BUSINESS

Overview of Business

NAMG is an exploration and development stage oil and gas company. The Company through its subsidiary Lani, LLC was formed on June 20, 2011 to purchase, operate, explore and develop oil and gas properties. NAMG acquired oil and gas leases and began development of a plan for oil and gas exploration and producing operations. The Company is actively engaged in leasing properties focused in the San Joaquin Basin in California, and pursuing crude oil and natural gas opportunities, with existing foundation assets targeting exploration and exploitation of oil and gas projects located near infrastructure and existing discoveries.

NAMG owns lease interests in over 174 individual leases covering its three prospects. On the Tejon Ranch Main lease the Company holds 4,300 gross acres and 426 net acres; on the Tejon Ranch Extension lease the Company holds 472 gross acres and 346 net acres; and on the White Wolf leases the Company holds 4,645 gross acres and 2,286 net acres. The majority of these leaseholds are held for primary terms of five years. The current leaseholds are set to expire over various periods from now until February 26, 2018 if no additional lease terms are negotiated or extended.

Per seismic evaluation, these leases hold at least fourteen potentially identified drill sites for future exploration. Provided adequate funding through capital raising and farm-outs; the Company’s current plan involves permitting four wells, three in the Tejon Main lease area, and one in the Tejon Extension area, with exploration of at least one well in 2014.

We have no developed proven reserves or production, and have not realized any revenues from our operations. We maintain our principal administrative offices in Ventura, California. The Company is focused on exploration activities in the San Joaquin Basin in California.

The Company plans to continue using a combination of capital raisings and farm-in opportunities to develop NAMG’s leased acreage. The leaseholds are not held by drilling, and all required lease payments are made in order to retain properties for development of exploration and drilling.

History and Corporate Structure

NAMG was incorporated as Calendar Dragon, Inc. on April 8, 2010 in the State of Nevada. From inception until the completion of the reverse acquisition on November 20, 2012, the Company was in the development stage of creating a new calendaring software application. On October 11, 2012, the Company filed an amendment to its Articles of Incorporation changing its name to North American Oil & Gas Corp. During that time, we had no revenue and our operations were limited to capital formation, organization, and development of our business plan and target customer market. As a result of the merger we ceased prior operations and are now engaged in an exploration stage oil and gas enterprise focused on the acquisition, stimulation, rehabilitation and asset improvement of leased acreage in California.

NAMG has no developed reserves or production, and has not realized any revenues from operations. The Company’s executive (or corporate) offices are located at 56 E. Main Street, Suite 202, Ventura, CA 93001. Our telephone number is (805) 643-0385, and our facsimile number is (805) 643-0210.

Recent Developments

The Company licensed seismic data over 3,429 gross acres (2,946 net acres) on our Tejon Extension and Tejon Main prospect in February 2013. Consulting geologists completed an exhaustive analysis on this 3D survey in September 2013. We have finished the mapping and volumetric analysis of the 14 prospects previously identified. We have further refined the extent of, and reduced the associated technical risk, of these prospects. This work will allow the Company to prioritize its prospect inventory in terms of geologic risk, resource potential, drilling difficulty and permitting issues.

The prospects include 5 target horizons; the Eocene, Vedder, JV, Olcese, Reserve and Transition Zone. The 3D interpretation shows traps that were untested in the previous drilling campaign because we did not have this data to drive the Company’s development programs.

This seismic evaluation also indicated new target zones to test in our shut-in Well 77-20. NAMG has tentatively budgeted to reopen the Well 77-20 in 2014 for further testing at a cost of NAMG’s 75% working interest share at $100,000. This testing, however, is predicated on the Company’s ability to raise sufficient capital to proceed.

Based on the finding in the 3D evaluation, the Company has budgeted to drill a well on the Tejon Main prospect in late-2014 subject to the Company’s ability to raise sufficient capital to fund the project. The Company has started the permitting process of two wells.

On August 1, 2013 NAMG and Avere entered into a Purchase and Sale Agreement with Solimar to purchase an additional interest in the Tejon Main leaseholds. This Agreement resulted in NAMG increasing our working interest to 40% in the Tejon Main Lease, as well as operatorship on the deep depths. Avere, through this acquisition now holds a 50% working interest, with Solimar holding a 10% working interest.

During the period ending December 31, 2013 the Company oversaw an aggressive acquisition program in the White Wolf prospect. As of March 31, 2014 the Company continued its aggressive acquisition program in the White Wolf prospect. The Company has acquired additional leases in this prospect totaling approximately 1,156 gross, and 1,054 net acres in this prospect.

Principal Products and Services

Oil & Gas

Since August 2005, oil prices have exceeded $31 per barrel. Per Market Watch News as of March 19, 2014 the closing price for a barrel of oil was $100.39. At these prices, secondary recovery, or the recovery accomplished by injecting gas or water into a reservoir to replace produced fluids, and thus maintain or increase the reservoir pressure, is more financially viable. The Company has seasoned operational expertise to economically explore the potential of its three prospects, and fourteen potential drilling locations.

California is currently in a moderate to severe drought. Exploration in the San Joaquin Basin has seen restrictions on use of water for any industrial use. Additionally new legislation regarding reporting to California’s Department of Conservation Division of Oil, Gas & Geothermal Resources (“DOGGR”) for tracking fracking operations, etc. has required the Company to revisit the economical viability of its oil exploration in California. Although the Company has determined that exploration may be more expensive, and the recordkeeping more costly and time consuming, we still believe that oil production in California will be a profitable endeavor.

The California Energy Commission issued a report on Natural Gas Market Assessments in 2003 indicating that natural gas is projected to have a wellhead price of $3.89 in 2013. Although this price was high, as wellhead prices for 2013 came in at $3.35, the future continues to hold a narrowly positive trend. The largest consideration for NAMG in developing natural gas prospects is to determine whether natural gas development is a commercially viable option. The following are among our considerations:

•	natural gas wellhead and market prices are steady;

•	short-term natural gas market prices are highly volatile, much more so than in the past; and

•	longer-term market prices and conditions may remain volatile.

NAMG ‘s strategy is contingent upon the Company’s ability to obtain sufficient capital to fund the high initial costs of testing, analyzing, acquiring capital equipment and lease acquisition.

Raw material sources and availability

NAMG is an oil and gas development stage company. The top five suppliers providing tangible materials to our drilling operations include:

Geo Drill Services
Halliburton
American Pipe & Tubing
Baker Hughes Oilfield Operations, Inc.
Cameron

Development

Beginning in June 2011, NAMG has focused on California projects, in proven, prolific hydrocarbon provinces. NAMG specifically is focused on three projects within the San Joaquin Basin; Tejon Ranch Extension, Tejon Main, and White Wolf. Within these three projects, NAMG has built up leasehold acreage. From June 2011 through December 2013 the Company went from approximately 3,209 net acres of leasehold property to over 5,198 net acres of leasehold properties. The cost incurred for this additional 1,989 leasehold acreage acquisition has been approximately $292,186, and approximately $27,500 for previous acreage. The exploration drilling and testing of the 77-20 well totaled $1,452,294, with $1,300,000 covered by Avere, as agreed to in the Farm-In, with the remainder allocated per the working interest percentages.

The purchase of seismic data in February 2013 allowed the Company to thoroughly analyze its Tejon Main and Tejon Extension assets for exploration and development. In a July 2013 investor presentation made available to the public, the Company identified fourteen low risk and high risk prospects targeting light oil with 24/81 mmboe of gross resource potential and acreage play. The primary objectives are in the Eocene, Olcese and JV sands, near shore and submarine channel. The Company has plans to permit and explore up to four identified well locations, pending sufficient funding for development.

On August 1, 2013 NAMG acquired additional interest percentage in the Tejon Main lease from Solimar, for a purchase price of $125,000. This purchase secured additional interest, bringing the Company‘s working interest percent to 40%, as well as operatorship over both the shallow and deep well depth locations.

NAMG is in the exploratory stage of oil and gas projects and has no current production. Our infrastructures and geographical locations are based near other oil and gas discoveries within California, and, throughout California, there are over twenty proven end user markets (refineries). NAMG will geographically rely on approximately four oil and gas refineries. The refineries are competitive with market prices; NAMG’s future consideration for an oil and gas customer will be based on transportation costs, facility costs, and pipeline costs.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts

Royalty agreements relating to oil and gas production are fairly standardized in the industry. However, the percentage and amount of royalties paid by producers vary from lease to lease.

Employees

As of June 30, 2014 NAMG employed 2 full time employees.

We also contract for the services of independent consultants involved in land, regulatory, geological, accounting, financial and other disciplines as needed. None of our employees are represented by labor unions or covered by any collective bargaining agreement. We believe that our relations with our employees are good.

Competitive Business Conditions

Our oil and gas exploration activities in California were undertaken in a highly competitive and speculative business environment. In seeking other suitable oil and gas properties for acquisition, we will be competing with a number of other companies located in California and elsewhere, including large oil and gas companies and other independent operators, most with greater financial resources. Although, our management generally does not foresee difficulties in procuring logging of wells, cementing and well treatment services in the area of new operations; several factors, including increased competition in the area, may limit the availability of logging equipment, cementing and well treatment services. If such an event occurs, it will have a significant adverse impact on the profitability of new operations.

The prices of our products are controlled by the world oil market; thus, competitive pricing behavior in this regard is considered unlikely; however, competition in the oil and gas exploration industry exists in the form of competition to acquire the most promising acreage blocks and obtaining the most favorable prices for completion of wells and drilling costs.

Governmental Approval and Regulation

The production and sale of oil and gas are subject to regulation by federal, state and local authorities. None of the products that we expect to offer require governmental approval, although permits are required for the drilling of oil and gas wells. Additionally, testing of well integrity is required on a routine basis. When and if we begin to sell natural gas we will be affected by intrastate and interstate gas transportation regulation. Beginning in 1985, the Federal Energy Regulatory Commission (“FERC”), which sets the rates and charges for the transportation and sale of natural gas, adopted regulatory changes that have significantly altered the transportation and marketing of natural gas. The stated purpose of FERC’s changes is to promote competition among the various sectors of the natural gas industry. In 1995, FERC implemented regulations generally grandfathering all previously approved interstate transportation rates and establishing an indexing system for those rates by which adjustments are made annually based on the rate of inflation, subject to certain conditions and limitations. These regulations may tend to increase the cost of transporting oil and natural gas by pipeline. Every five years, FERC will examine the relationship between the changes in the applicable index and the actual cost changes experienced by the industry. We are not able to predict with certainty what effect, if any, these regulations will have on us.

The state and regulatory burden on the oil and natural gas industry generally increases the cost of doing business and affects profitability. While we believe we are presently in compliance with all applicable federal, state and local laws, rules and regulations, continued compliance (or failure to comply) and future legislation might have an adverse impact on our present and contemplated business operations.

In September 2013, California Senate Bill 4, was enacted into law. Senate Bill 4 will require oil and gas companies to apply for a permit to conduct fracking, publicly disclose the fracking chemicals they use, notify neighbors before drilling, and monitor ground water and air quality, among other requirements. DOGGR issued proposed regulations related to Senate Bill 4 in November and is in the processing of finalizing these regulations.

Because such federal and state regulation are amended or reinterpreted frequently, we are unable to predict with certainty the future cost or impact of complying with these laws. Additionally various counties and other local governments are reviewing the possibility of enacting other rules and regulations regarding fracking. The consequence of any possible local rules and regulations is unknown at this time.

Environmental Compliance

We are subject to various federal, state and local laws and regulations governing the protection of the environment, such as the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), and the Federal Water Pollution Control Act of 1972, as amended (the “Clean Water Act”), which affect our operations and costs. In particular, our exploration, development and production operations, our activities in connection with storage and transportation of oil and other hydrocarbons and our use of facilities for treating, similar state legislation. These laws and regulations:

•	Restrict the types, quantities and concentration of various substances that can be released into the environment in connection with drilling and production activities;

•	Limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas; and

•	Impose substantial liabilities for pollution resulting from our operations.

Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal fines and penalties or the imposition of injunctive relief. Changes in environmental laws and regulations occur regularly, and any changes that result in more stringent and costly waste handling, storage, transport, disposal or cleanup requirements could materially adversely affect our operations and financial position, as well as those in the oil and natural gas industry in general. While we believe that we are in substantial compliance with current applicable environmental laws and regulations and that continued compliance with existing requirements would not have a material adverse impact on us, there is no assurance that this trend will continue in the future.

As with the industry generally, compliance with existing regulations increases our overall cost of business. The areas affected include:

•	unit production expenses primarily related to the control and limitation of air emissions and the disposal of produced water;

•	capital costs to drill exploration and development wells primarily related to the management and disposal of drilling fluids;

•	other oil and natural gas exploration wastes; and

•	capital costs to construct, maintain and upgrade equipment and facilities.

CERCLA, also known as “Superfund,” imposes liability for response costs and damages to natural resources, without regard to fault or the legality of the original act, on some classes of persons that contributed to the release of a “hazardous substance” into the environment. These persons include the “owner” or “operator” of a disposal site and entities that disposed or arranged for the disposal of the hazardous substances found at the site. CERCLA also authorizes the Environmental Protection Agency (“EPA”) and, in some instances, third parties to act in response to threats to the public health or the environment and to seek to recover from the responsible classes of persons the costs they incur. It is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. In the course of our ordinary operations, we may generate waste that may fall within CERCLA’s definition of a “hazardous substance.” We may be jointly and severally liable under CERCLA or comparable state statutes for all or part of the costs required cleaning up sites at which these wastes have been disposed.

The Company has leased properties that for many years have been used for the exploration and production of oil and natural gas. Although we and our predecessors have used operating and disposal practices that were standard in the industry at the time, hydrocarbons or other wastes may have been disposed or released on, under or from the properties owned or leased by us or on, under or from other locations where these wastes have been taken for disposal. In addition, many of these properties have been operated by third parties whose actions with respect to the treatment and disposal or release of hydrocarbons or other wastes were not under our control. These properties and wastes disposed on these properties may be subject to CERCLA and analogous state laws. Under these laws, we could be required:

•	to remove or remediate previously disposed wastes, including wastes disposed or released by prior owners or operators;

•	to clean up contaminated property, including contaminated groundwater; or to perform remedial operations to prevent future contamination; and

•	to clean up contaminated property, including contaminated groundwater; or to perform remedial operations to prevent future contamination.

At this time, we do not believe that we are associated with any Superfund site and we have not been notified of any claim, liability or damages under CERCLA.

The Resource Conservation and Recovery Act (“RCRA”) is the principal federal statute governing the treatment, storage and disposal of hazardous wastes. RCRA imposes stringent operating requirements and liability for failure to meet such requirements on a person who is either a “generator” or “transporter” of hazardous waste or an “owner” or “operator” of a hazardous waste treatment, storage or disposal facility. At present, RCRA includes a statutory exemption that allows most oil and natural gas exploration and production waste to be classified as nonhazardous waste. A similar exemption is contained in many of the state counterparts to RCRA. As a result, we are not required to comply with a substantial portion of RCRA’s requirements because our operations generate minimal quantities of hazardous wastes. At various times in the past, proposals have been made to amend RCRA to rescind the exemption that excludes oil and natural gas exploration and production wastes from regulation as hazardous waste. Repeal or modification of the exemption by administrative, legislative or judicial process, or modification of similar exemptions in applicable state statutes, would increase the volume of hazardous waste we are required to manage and dispose of and would cause us to incur increased operating expenses.

The Clean Water Act imposes restrictions and controls on the discharge of produced waters and other wastes into navigable waters. Permits must be obtained to discharge pollutants into state and federal waters and to conduct construction activities in waters and wetlands. The Clean Water Act requires us to construct a fresh water containment barrier between the surface of each drilling site and the underlying water table. This involves the insertion of a seven-inch diameter steel casing into each well, with cement on the outside of the casing. The cost of compliance with this environmental regulation is approximately $10,000 per well. Certain state regulations and the general permits issued under the Federal National Pollutant Discharge Elimination System program prohibit the discharge of produced waters and sand, drilling fluids, drill cuttings and certain other substances related to the oil and natural gas industry into certain coastal and offshore waters. Further, the EPA has adopted regulations requiring certain oil and natural gas exploration and production facilities to obtain permits for storm water discharges. Costs may be associated with the treatment of wastewater or developing and implementing storm water pollution prevention plans.

The Clean Water Act and comparable state statutes provide for civil, criminal and administrative penalties for unauthorized discharges for oil and other pollutants and impose liability on parties responsible for those discharges for the costs of cleaning up any environmental damage caused by the release and for natural resource damages resulting from the release. We believe that our operations comply in all material respects with the requirements of the Clean Water Act and state statutes enacted to control water pollution.

Our operations are also subject to laws and regulations requiring removal and cleanup of environmental damages under certain circumstances. Laws and regulations protecting the environment have generally become more stringent in recent years, and may in certain circumstances impose “strict liability,” rendering a corporation liable for environmental damages without regard to negligence or fault on the part of such corporation. Such laws and regulations may expose us to liability for the conduct of operations or conditions caused by others, or for acts, which may have been in compliance with all applicable laws at the time, such acts were performed. The modification of existing laws or regulations or the adoption of new laws or regulations relating to environmental matters could have a material adverse effect on our operations.

In addition, our proposed operations could result in liability for fires, blowouts, oil spills, discharge of hazardous materials into surface and subsurface aquifers and other environmental damage, any one of which could result in personal injury, loss of life, property damage or destruction or suspension of operations. We have an Emergency Action and Environmental Response Policy Program in place. This program details the appropriate response to any emergency that management believes to be possible in our area of operations. We believe we are presently in compliance with all applicable federal and state environmental laws, rules and regulations; however, continued compliance (or failure to comply) and future legislation may have an adverse impact on our present and contemplated business operations.

The foregoing is only a brief summary of some of the existing environmental laws, rules and regulations to which our business operations are subject, and there are many others, the effects of which could have an adverse impact on our business. Future legislation in this area will no doubt be enacted and revisions will be made in current laws. No assurance can be given as to what affect these present and future laws, rules and regulations will have on our current future operations.

Insurance

Our oil and gas operations are subject to all the risks inherent in the exploration for, and development and production of, oil and gas including blowouts, fires and other casualties. While the Company has planned for these contingencies and has purchased insurance to address potential liabilities associated with the exploration, drilling, testing and development of our exploration wells there can be no guarantee that all potential liabilities will be covered by insurance or that the insurance coverage will be adequate.

MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

You should read the following discussion together with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ materially from those we currently anticipate as a result of many factors, including the factors we describe under "Risk Factors," and elsewhere in this prospectus.

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. We intend such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Further information concerning our business, including additional factors that could materially affect our financial results, is included herein.

Subsequent Events:

On January 27, 2014, the Company entered into a Stock Purchase Agreement with Oel und Erdgazforshung AG, a Nevis Corporation, for the sale and issuance of 854,701 shares of the Company’s common stock for a purchase price of $200,000, and warrants to purchase an aggregate of 100,000 shares of Common Stock, at an exercise price of $.30 per share. The Warrants are exercisable immediately and expire January 27, 2017.

On February 3, 2014, ASPS elected to convert its $50,000 loan plus interest to date (totaling $52,153) to Two Hundred-thousand, Five Hundred-ninety (200,590) common shares based on the previous days close (Friday, January 31, 2014) of $0.26 per share.

On March 28, 2014, the Company entered into a Stock Purchase Agreement with Oel und Erdgazforshung AG, a Nevis Corporation, for the sale and issuance of 694,444 shares of the Company’s common stock for a purchase price of $100,000, and warrants to purchase an aggregate of 50,000 shares of Common Stock, at an exercise price of $.18 per share. The Warrants are exercisable immediately and expire March 28, 2014, 2017.

On April 30, 2014 the Company entered into a Purchase and Sale Agreement (“Agreement”) with Edwin S. Nichols Exploration, Inc., a Texas corporation (“Seller”). The Company purchased ninety-five percent (95%) of Seller’s interest in the “Paid-Up” Oil and Gas Lease covering lands located in Crockett County, State of Texas, more specifically, leases dated June 16, 2012 referred to as the Padgitt Leases covering 596 net acres. The Company acquired these leases for the purchase price of $750 per acre (total consideration equal to $424,650). The terms of the Agreement required the Company to provide a non-refundable deposit of $20,000 upon signing (April 20, 2014), with another payment of $200,000 due on June 30, 2014, and final payment of $204,650 due on September 2, 2014.

On July 23, 2014, the Company entered into a short-term promissory note (the “ASPS Note”) with ASPS Energy Investments Ltd., a company whose voting and investment control is held by Mr. Robert Rosenthal, the Company’s President and Chief Executive Officer. The ASPS Note is for a principal amount of $20,000, bears interest at the rate of 4% per annum, and was payable on or before August 26, 2014. It was paid on September 7, 2014. Mr. Rosenthal’s interest in the ASPS Note is substantially 100% of the balance. The proceeds from the ASPS Note were used for the Company’s general business purposes.

On August 12, 2014 the Company entered into a Securities Purchase Agreement with WHC Capital, LLC. (the “Investor”). The Securities Purchase Agreement provides the Company with a note in the principal amount of $210,000 and offers warrants, expiring thirty-six months from the execution of the Agreement and exercisable into 500,000 common shares of the Company’s Common Stock at $.15 per share.

Introduction

We are an independent oil and gas development and production company. Our basic business model is to increase shareholder value by finding and developing oil and gas production through the development activities, which include drilling offset oil and gas wells and re-entering oil and gas wells, that have historical oil and gas production or are currently producing oil and gas, and selling the production from these, worked over wells at a profit. To be successful, we must, over time, need to complete our goal of raising sufficient funds to drill offset wells or complete development programs over the next year and then sell the resulting production at a price that is sufficient to cover our operating expenses, administrative costs and interest expense, plus offer us a return on our capital investment.

We have a limited operating history of oil and gas production and no proven reserves, no production and negative cash flow. To date, we have had limited revenues and have not been able to generate sustainable positive earnings on a Company-wide basis. Our management cannot provide any assurances that the Company will ever operate profitably. As a result of our limited operating history, we are more susceptible to the numerous business, investment and industry risks that have been described in the Risk Factors of this Registration Statement.

The Company is a development stage enterprise, has never earned a profit, and has incurred an accumulated deficit of $1,927,694 as of December 31, 2013. During the interim reporting period ended March 31, 2014, the Company incurred an additional deficit of $328,594 bringing the accumulated deficit at March 31, 2014 to $2,256,288. The Company has raised through March 31, 2014 $1,225,000 in the sale of common stock, which gives the Company a positive equity position of $66,909. The Company has used these funds to purchase or obtain leaseholds on its three oil and gas lease prospects, drill a well, purchase seismic data and provide for general and administrative expenses. As of December 31, 2013, NAMG had completed the drilling and testing of seven zones in Well 77-20, located on the Tejon Extension lease. The well was suspended in February 2013.

The Company licensed seismic data over a 3,429 gross acres (2,946 net acres) over our Tejon Extension and Tejon Main prospect and consulting geologists completed an exhaustive analysis on this 3D survey in September 2013. We have finished the mapping and volumetric analysis of the 14 prospects previously identified. We have further refined the extent of, and reducing the associated technical risk, of these prospects. This work will allow the Company to prioritize its prospect inventory in terms of geologic risk, resource potential, drilling difficulty and permitting issues.

The prospects include 5 target horizons: the Eocene, Vedder, JV, Olcese, Reserve and Transition Zone. The 3D interpretation shows traps that were untested in the previous drilling campaign because we did not have this data to drive the Company’s development programs.

This seismic evaluation also indicated newly targeted zones to test in our shut-in Well 77-20. NAMG has budgeted to reopen the Well 77-20 late in the fourth quarter 2014 for further testing at a budgeted cost of NAMG’s share of $100,000. This testing, however, is predicated on the Company’s ability to raise sufficient capital to proceed.

Based on the finding in the 3D evaluation, the Company has budgeted to drill a well on the Tejon Main prospect, in late-2014 subject to the Company’s ability to raise sufficient capital to fund the project. The Company has started the permitting process of two wells.

The Company oversaw an aggressive acquisition program in the White Wolf prospect. Within the first six months of this program, the Company acquired additional leases in this prospect totaling approximately 1,156 gross (1,054 net) acres in this prospect.

NAMG has sufficient funds, due largely to sales of the Company’s common stock for $1,000,000 to continue general and administrative operations through December 31, 2014. Capital raising through investors and/or farm-out agreements will be required to move forward on capital projects.

Plans for our fiscal year 2014 include the following:

Subject to obtaining additional financing, the following drilling and testing may be pursued. The projects with our working interest (“WI”) share (based on our WI as listed) of the estimated costs are listed below:

Estimated cost based on expected participating working interest.

Project	Current WI%	No. Wells	Procedure	Est. Cost

Tejon Main	40%	1	New Drill	$2.5MM
Tejon Extension	75%	1	New Drill	$1.0MM

Results of Operations

Year Ended December 31, 2013 Compared With Year Ended December 31, 2012

Revenues from Operations - Revenues for the year ended December 31, 2013 and December 31, 2012 were $0 and $0 respectively.

Expenses from Continuing Operations - The Company incurred operating expenses of $1,518,179 for the fiscal year ended December 31, 2013; an increase of $1,049,481 compared to $468,698 for the year ending December 31, 2012. The largest expenditures operationally were increased general and administrative costs over the previous year of $709,900, increased costs for exploration and leasehold expenses of $314,832, and an increase of management and consulting costs over the previous year of $17,706. Operating costs for the fiscal year ending December 31, 2013 were specifically: operational general and administrative costs of $931,607, (including $276,269 in stock option expenses under employee compensation, $457,501 in exploration and leasehold expenditures (including $368,955 for seismic data), management and consulting fees of $119,480, and depreciation and amortization expenses of $9,590).

Other Income/Loss – For the fiscal year ended December 31, 2013, the Company has $7,310 in other expenses, substantially all of which is related to Franchise Tax Board costs. For the fiscal year ended December 31, 2012, the Company had $800 in other expenses.

Net Loss - For the fiscal year ended December 31, 2013, the Company incurred a net loss of $1,525,488 compared to a net loss of $345,855 for the fiscal year ended December 31, 2012, a loss increase over the previous year of $1,179,633. The major reasons for the Company having a higher net loss during the fiscal year ended December 31, 2013 can be attributed to the higher expenses from overall operations ($1,518,179).

Liquidity - At December 31, 2013, the Company had a cash balance of $49,563. As of December 31, 2012, the Company had a cash balance of $1,515,995, which included restricted cash of $937,067. Property and equipment net was $5,876 as of December 31, 2013 compared to $4,686 as of December 31, 2012. The increase in property and equipment is the direct result of the Company investing in computers and peripherals.

Historically the Company has lacked liquidity, a result of insufficient financing alternatives available to the Company and the lack of production to produce significant revenues.

Based on current expectations, the Company will need to find additional sources of financing to meet our general corporate needs beyond 2014 as well as any large capital requirements necessary for additional oil and gas exploration.

If the Company receives less than $5,000,000, the priority of funds will be as follows: first priority will be to cover general and corporate expenses, which we anticipate to be a minimum of $500,000 for the next twelve month period. Funds raised over $1,000,000 will be used equally between working capital to permit and drill potential wells, and acquisition of oil and gas properties in the ordinary course of the Company’s business. The Company entered into a Purchase and Sale Agreement between North American Oil & Gas Corp. and Edwin S. Nichols Exploration, Inc. dated April 20, 2014. This Agreement is secured with a $20,000 security deposit with funds to come in two increments, $200,000 at June 30, 2014, and $204,650 on September 2, 2014. This Agreement is used only as an example of the use of funds that may result in excess drawdowns of over $1,000,000.

Consolidated Results of Operations for the Three Months Ended June 30, 2014 Compared to the Three Months Ended June 30, 2013

Expenses from Operations - The Company incurred operating expenses of $136,556 for the three-month period ending June 30, 2014; a decrease of $189,535 compared to $326,091for the three-month period ending June 30, 2013. The operating expense decrease is largely due to a large decrease in outside accounting and legal expenses as a result of reduced activity and governmental filings.

Other Income/Expenses – For the three-month period ending June 30, 2014 the Company had other expenses of $250, a small increase from the previous period due to California Franchise Tax Board statements.

Consolidated Results of Operations for the Six Months Ended June 30, 2014 Compared to the Six Months Ended June 30, 2013

Expenses from Operations - The Company incurred operating expenses of $464,489 for the six-month period ending June 30, 2014; a decrease of $572,940 compared to $1,037,429 for the six-month period ending June 30, 2013. The operating expense decrease is largely due to a large decrease in drilling activities.

Other Income/Expenses – For the six-month period ending June 30, 2014 the Company had $1,243 in other income due to a refund of fees from the California Franchise Tax board, which was offset by $2,153 in interest expense. At March 31, 2013, the company incurred $5,650 in other expenses related to California State franchise tax fees.

Liquidity – At June 30, 2014, the Company had a cash balance of $18,590, compared to a cash balance at June 30, 2013 of $39,113. This decrease in cash is attributed to overall operating expenses.

Historically the Company has lacked liquidity, a result of insufficient financing alternatives available to the Company and the lack of production to produce significant revenues.

Based on current expectations, the Company will need to find additional sources of financing to meet our general corporate needs beyond December 2014 as well as any large capital requirements necessary for additional oil and gas exploration. The Company is looking for outside funding, loans, partner agreements and all other courses at their disposal to improve the sources for capital.

Based on the Company’s current expectations, and, along with subsequent events involving stock purchase, we continue to believe that we are only sufficiently funded through December 2014. We have listed our firm commitments with plans to continue raising capital through agreements put in place for ‘Finder Fee’s, etc. There is no assurance sufficient capital will be available at acceptable terms.

The cash requirements of the Company may have a material impact on our liquidity. The reasons for this are: The Company has only secured sufficient funds to maintain its current operations through December 2014. There is an uncertainty as to whether the Company can maintain operations through the fourth quarter of 2014 without securing additional capital through cash raisings, or investor project participation; and there is no certainty that the Company can achieve profitable levels in the oil and gas exploration field, or that it will be able to raise additional capital through any means.

Net Cash Used in Operating Activities

Cash used in operating activities in the three months ended June 30, 2014 was $288,825, compared to $891,776 used in operating activities in the three months ended June 30, 2013. The decrease in cash used in operating activities was primarily related to a decrease stock based compensation related expenses. In addition, the Company finds itself reducing its accounts payable as monthly administrative overhead costs are reduced.

Cash Flows Used in Investing Activities

Net cash used in investing activities for the three months ended June 30, 2014 was $42,121 compared to $351,942 provided by investing activity in the three months ended June 30, 2013. The decrease in cash provided by investing activities is due to additions in the prior year that were funded through restricted cash.

Cash Flows Provided by Financing Activities

Cash provided by financing activities for the three months ended June 30, 2014 was $300,000 compared to $20 provided in the three months ended June 30, 2013. Financing activities during the three months ended June 30, 2014 related to cash sales of our common stock to investors.

Critical Accounting Policies

Oil and Gas Accounting

Accounting for oil and gas exploratory activity is subject to special accounting rules unique to the oil and gas industry. The acquisition of geological and geophysical seismic information licensed for unproved acreage to assist in determining the desirability of drilling additional development wells within an area may be capitalized under the successful efforts method. These costs must meet the definition of development activities. Leasehold acquisition costs and exploratory well costs are capitalized on the balance sheet pending determination of whether proved oil and gas reserves have been discovered on the prospect.

Property Acquisition Costs

For individually significant leaseholds, management periodically assesses for impairment based on exploration and drilling efforts to date. For leasehold acquisition costs that individually are relatively small, management exercises judgment and determines a percentage probability that the prospect ultimately will fail to find proved oil and gas reserves and pools that leasehold information with others in the geographic area. For prospects in areas that have had limited, or no, previous exploratory drilling, the percentage probability of ultimate failure is normally judged to be quite high. This judgmental percentage is multiplied by the leasehold acquisition cost, and that product is divided by the contractual period of the leasehold to determine a periodic leasehold impairment charge that is reported in exploration expense.

This judgmental probability percentage is reassessed and adjusted throughout the contractual period of the leasehold based on favorable or unfavorable exploratory activity on the leasehold or on adjacent leaseholds, and leasehold impairment amortization expense is adjusted prospectively. Management periodically assesses individually significant leaseholds for impairment based on the results of exploration and drilling efforts and the outlook for project commercialization.

Exploratory Costs

For exploratory wells, drilling costs are temporarily capitalized, or “suspended,” on the balance sheet, pending a determination of whether potentially economic oil and gas reserves have been discovered by the drilling effort to justify completion of the find as a producing well. If exploratory wells encounter potentially economic quantities of oil and gas, the well costs remain capitalized on the balance sheet as long as sufficient progress assessing the reserves and the economic and operating viability of the project is being made. The accounting notion of “sufficient progress” is a judgmental area, but the accounting rules do prohibit continued capitalization of suspended well costs on the mere chance that future market conditions will improve or new technologies will be found that would make the project’s development economically profitable. Often, the ability to move the project into the development phase and record proved reserves is dependent on obtaining permits and government or co-venture approvals, the timing of which is ultimately beyond our control. Exploratory well costs remain suspended as long as we are actively pursuing such approvals and permits, and believe they will be obtained. Once all required approvals and permits have been obtained, the projects are moved into the development phase, and the oil and gas reserves are designated as proved reserves. Once a determination is made the well did not encounter potentially economic oil and gas quantities, the well costs are expensed as a dry hole and reported in exploration expense.

Management reviews suspended well balances quarterly, continuously monitors the results of the additional appraisal drilling and seismic work, and expenses the suspended well costs as a dry hole when it determines the potential field does not warrant further investment in the near term. Criteria utilized in making this determination include evaluation of the reservoir characteristics and hydrocarbon properties, expected development costs, ability to apply existing technology to produce the reserves, fiscal terms, regulations or contract negotiations, and our required return on investment.

Proved Reserves

Engineering estimates of the quantities of proved reserves are inherently imprecise and represent only approximate amounts because of the judgments involved in developing such information. Reserve estimates are based on geological and engineering assessments of in-place hydrocarbon volumes, the production plan, historical extraction recovery and processing yield factors, installed plant operating capacity and operating approval limits. The reliability of these estimates at any point in time depends on both the quality and quantity of the technical and economic data and the efficiency of extracting and processing the hydrocarbons. Despite the inherent imprecision in these engineering estimates, accounting rules require disclosure of “proved” reserve estimates due to the importance of these estimates to better understand the perceived value and future cash flows of a company’s E&P operations. There are several authoritative guidelines regarding the engineering criteria that must be met before estimated reserves can be designated as “proved. At June 30, 2014 the Company does not have any Proved Reserves.

Asset Retirement Obligations

Under various contracts, permits and regulations, we have material legal obligations to remove tangible equipment and plug wells at the end of operations at operational sites. The fair values of obligations for dismantling and removing these facilities are accrued at the installation of the asset based on estimated discounted costs. Estimating the future asset removal costs necessary for this accounting calculation is difficult. Most of these removal obligations are many years, or decades, in the future and the contracts and regulations often have vague descriptions of what removal practices and criteria must be met when the removal event actually occurs. Asset removal technologies and costs, regulatory and other compliance considerations, expenditure timing, and other inputs into valuation of the obligation, including discount and inflation rates, are also subject to change.

Consolidated Results of Operations for the Three Months Ended March 31, 2014 Compared to the Three Months Ended March 31, 2013

Revenues from Operations - The Company had no revenues for the three-month periods ending March 31, 2014 and 2013.

Expenses from Operations - The Company incurred operating expenses of $327,934 for the three-month period ending March 31, 2014; a decrease of $383,403 compared to $711,337 for the three-month period ending March 31, 2013. The operating expense decrease is largely due to a reduction in geological and geophysical consulting fees of $333,845. The remaining reduction in operating expenses was due largely to a decrease in outside accounting expense due in large part to reduced audit fee costs.

 Other Income/Expenses – For the three month period ending March 31, 2014 the Company had $1,493 in other income due to a refund of fees from the California Franchise Tax board, which was offset by $2,154 in interest expense. At March 31, 2013, the company incurred $5,650 in other expenses related to California State franchise tax fees.

Liquidity – At March 31, 2014, the Company had a cash balance of $101,005, compared to a cash balance at March 31, 2013 of $246,118 ($113,975 in unrestricted cash, and $132,143 in restricted cash). This decrease in cash is attributed to overall operating expenses.

Historically the Company has lacked liquidity, a result of insufficient financing alternatives available to the Company and the lack of production to produce significant revenues.

Based on current expectations, the Company will need to find additional sources of financing to meet our general corporate needs beyond December 2014 as well as any large capital requirements necessary for additional oil and gas exploration.

Based on the Company’s current expectations, and, along with subsequent events involving stock purchase, we believe that we are only sufficiently funded through December 2014. We do not have any firm commitments to raise additional capital nor is there any assurance sufficient capital will be available at acceptable terms.

The cash requirements of the Company may have a material impact on our liquidity. The reasons for this are:

The Company has only secured sufficient funds to maintain its current operations through December 2014. There is an uncertainty as to whether the Company can maintain operations through the fourth quarter of 2014 without securing additional capital through cash raisings, or investor project participation; and there is no certainty that the Company can achieve profitable levels in the oil and gas exploration field, or that it will be able to raise additional capital through any means.

Net Cash Used in Operating Activities

Cash used in operating activities in the three months ended March 31, 2014 was $230,536, compared to $787,150 used in operating activities in the three months ended March 31, 2013. The decrease in cash used in operating activities was primarily related to a decrease account payable resulting from drilling activities in the first quarter of 2013, as well as a decrease in stock based compensation related expenses.

Cash Flows Used In Investing Activities

Net cash used in investing activities for the three months ended March 31, 2014 was $18,022 compared to $482,727 in the three months ended March 31, 2013. The costs for both periods relate to our oil and gas acquisitions and development.

Cash Flows From Financing Activities

Cash provided by financing activities for the three months ended March 31, 2014 was $300,000 compared to $0 provided in the three months ended March 31, 2013. Financing activities during the three months ended March 31, 2014 related to cash sales of our common stock to investors.

Cash Requirements

The cash requirements of the Company may have a material impact on our liquidity. The reasons for this are:

•	the Company has only secured sufficient funds to maintain its current operations through December 31, 2014;

•
there is an uncertainty as to whether the Company can maintain operations beyond the fourth quarter of 2014 without securing additional capital through cash raisings, or investor project participation; and

•	there is no certainty that the Company can achieve profitable levels in the oil and gas exploration field, or that it will be able to raise additional capital through any means.

The Company’s current cash position, including anticipated receivables will be able to maintain general and administrative costs through December 2014. A Stock Purchase Agreement with Oel und Erdgazshung, provides for an additional funding to the Company of $300,000 and was due April 15, 2014. The Company has not received these funds, and if these funds are not forthcoming, the Company’s current cash position will only secure operations through June 2014. The Company’s current general and administrative outlay is approximately $50,000 per month. This includes paying general and administrative costs as well as all leasehold delay rental agreements. To operate for the next twelve-month period, the Company will require a minimum of $500,000 to $1,000,000 in cash. To have long-term liquidity, the Company will need to secure additional capital raising and farm-ins specifically to address working capital requirements necessary for drilling, and potential oil production necessary to provide an ongoing revenue stream sufficient to meet operational expenses as well as general and administrative expenses.

Critical Accounting Policies

Financial Reporting Release No. 60, which was released by the Securities and Exchange Commission (the “SEC”), encourages all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. The Company’s financial statements include a summary of the significant accounting policies and methods used in the preparation of the financial statements. Management believes the following critical accounting policies affect the significant judgments and estimates used in the preparation of the financial statements.

Use of Estimates - Management’s discussion and analysis or plan of operation is based upon the Company’s financial statements, which have been prepared in accordance with generally accepted accounting principles. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management evaluates these estimates, including those related to allowances for doubtful accounts receivable and long-lived assets. Management bases these estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We review the carrying value of property and equipment for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries. None of the updates are expected to a have a material impact on the Company's financial position, results of operations or cash flows.

Off-Balance Sheet Arrangements

We are not currently a party to, or otherwise involved with, any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues, or expenses, results of operations, liquidity, capital expenditures or capital resources.

DESCRIPTION OF PROPERTY

The Company’s headquarters are located 56 E. Main Street, Suite 202, Ventura, CA 93001. Our telephone number is (805) 643-0385. Management believes that our current leased property will be sufficient for its current and immediately foreseeable administrative needs.

The Company has secured oil and gas leases, which is an essential part of the Company’s operation. We are an oil and gas exploration and production company that uses the history of old fields, geophysical exploration and development techniques to identify oil and gas wells that are now considered to be economically feasible based on the current and predicted future price of oil and gas. We currently have over 174 leaseholds, covering approximately 9,417 gross acres, and 3,058 net acres of leasehold properties in the San Joaquin Basin Province in Kern County, California. These leasehold properties are held in one to five-year primary lease terms, some extending through March 2017. The Company holds varying working interest percentages in these leases from 25% to 75%.

The properties are listed as follows:

Tejon Ranch Main lease – 4,300 gross, 426 net leased acres
Tejon Ranch Extension lease – 472 gross, 346 net leased acres
White Wolf leases – 4,645 gross, 2,286 net leased acres

The Company does not have an in-house land and lease department, and utilizes the services of an outside oil and gas land acquisition company (“Land Company”) to acquire its leaseholds. The Land Company will secure the lease and hold title of the Oil, Gas & Mineral Leases in the Land Company’s name. Once the Land Company has acquired sufficient properties (such as a designated number of net acres within a lease prospect), determined by NAMG management, management will request that the Land Company assign title to the Company.

NAMG will obtain title opinions on properties, or specific leases, when there is valid consideration of drilling within the prospect, or drill site. It will also obtain specific title opinions when it is requested as part of a joint venture partnership.

Oil and Gas Reserve Analyses

The leases acquired by the Company had not been developed in a way that allowed our petroleum engineers to assign estimated net proved oil and gas reserves and the present value of estimated cash flows from those reserves. As a result, the Company has no proved reserves on the leases owned.

LEGAL PROCEEDINGS

As of June 30 , 2014, we were not a party to any legal proceedings that could have a material adverse effect on the Company’s business, financial condition or operating results. Further, to the Company’s knowledge no such proceedings have been threatened against the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors, Executive Officers and Corporate Governance.

The company has two Officers, Robert Rosenthal, Chief Executive Officer, and Linda Gassaway, Chief Financial Officers. Each officer of the Company works full-time for the Company, dedicating forty hours per week each on an ongoing basis. Both are compensated accordingly. Donald Boyd is our Operations Manager and currently operates under a Consultancy Agreement providing ongoing necessary operational management requiring approximately ten hours per week. The following information sets forth the names of our officers and directors, their present positions, and some brief information about their background as of the date of this filing:

Name:	Position:	Age:

Robert Rosenthal	President and Chief Executive Officer, Secretary and Chairman	61
Linda Gassaway	Chief Financial Officer and Treasurer	60
Cosimo Damiano	Director	45
Donald Boyd	Director, Operations Manager	65

Robert Rosenthal
President and Chief Executive Officer, Secretary and Chairman of the Board of Directors

Mr. Rosenthal has extensive experience in the Californian oil and gas industry where he has been directly involved in and responsible for evaluations, leasing and drilled discoveries. His career in California spans over 10 years. Mr. Rosenthal was a founding partner in Orchard Petroleum Ltd an ASX listed Californian company that that was acquired in 2007 by a private consortium. From 2007 to July 2010 Mr. Rosenthal was actively involved in exploration and production ventures in California, Texas and Louisiana through his private partnership ASPS Energy Investments LLP. In July 2010 he became one of the founding partners in Great Bear Petroleum, LLC. As such he was involved with raising the initial capital to fund the company. Mr. Rosenthal was subsequently involved with raising the next round of capital that lead to the leasing of 500,000 acres on the North Slope of Alaska. Mr. Rosenthal left Great Bear, in April 2012, after helping farm-out the acreage to a large industry partner. Mr. Rosenthal became a partner in LANI LLC in May 2012. LANI LLC was a private company focused on exploration in California. Mr. Rosenthal helped in the merger between LANI LLC with Calendar Dragon to form North American Oil & Gas Corp. in November 2012. Mr. Rosenthal has been CEO and President of North American Oil and Gas since the merger.

He previously worked as Exploration Geologist and Exploration Project Supervisor for Sohio Petroleum (U.S.), British Petroleum in London as Global Consultant Exploration. In 1995 he left BP to join Novus Petroleum Ltd as its Head of Exploration. From 1999 until present day, Mr. Rosenthal has been actively involved in numerous exploration activities in California, Texas, Louisiana and Alaska where he has made numerous discoveries in both conventional and unconventional plays. Mr. Rosenthal has a Master’s Degree in Geology from the University of Southern California.

Linda Gassaway
Chief Financial Officer, and Treasurer

Ms. Gassaway has served as our Chief Financial Officer since November 16, 2012. Prior to this, Ms. Gassaway provided full-time financial consulting in California’s Oil and Gas industry, contracting with Orchard Petroleum Inc. and Solimar Energy LLC from January 2007 to November 2012.

Prior to this, Ms. Gassaway was recruited by Bentley Simonson Inc. (“BSI”, a California independent oil and gas production company) in 2000, and headed the financial department in the capacity of Controller; dealing with more than thirteen thousand royalty holders and accounting for operations at the giant Sansinena and Las Cienegas fields in Southern California. After the sale of these assets to Plains Exploration & Production Company in 2005, she continued consulting for BSI until she took the consulting position with Orchard Petroleum Inc. in 2007. Ms. Gassaway has more than twelve years of financial experience in the Oil and Gas sector. She has extensive experience with federal and state reporting requirements, joint interest accounting, human resources, office management, audit and risk management, royalty management, government reporting, production reporting, and overall financial management and reporting for oil and gas exploration and production efforts.

Ms. Gassaway is the former Chief Financial Officer of Behavioral Healthcare Inc., and former Chief Operating Officer of Omega Computer Services (a federal defense software contractor). Besides heading financial operations for Behavioral Healthcare, of Memphis, Tennessee, Ms. Gassaway was also the Director of Finance for Advanced Health Systems Inc. of Irvine, CA, where she was responsible for the finances of 22 hospitals, 5 acute care facilities, and 40 physician practices located around the country.

Cosimo Damiano - Director

Mr. Damiano’s experience involves the strategic analysis and financial modeling of oil & gas companies for global Investment banks and commodity trading companies in a principal investment role. This experience has provided Mr. Damiano with a strong understanding and analytical analysis of financing oil and gas assets across various geographic areas. Mr. Damiano has served as an Independent Director of NAMG since November 2012, and assisted with the merger between Lani LLC and Calendar Dragon to form North American Oil & Gas Corp.

Mr. Damiano has over 20 years of experience in the finance industry and 14 years in the energy industry, most recently as Managing Director of Blacktip Energy Inc., a position he took on in May 2014. Since April 2014, Mr. Damiano has provided consulting services to Merricks Capital (Hedge Fund. From September 2013 through March 2014 Cosimo worked for CIMB in the capacity of Director of Oil & Gas Equity Research. During the period January 2012 through June 2013 Mr. Damiano provided independent consulting to various oil and gas companies located in North America, Asia, Australia and Africa. From May 2011 through December 2011 Cosimo held the position of Director of Investments for Mocoh SA.

During the period April 2010 through November 2010 Cosimo was the Director of Upstream Investments for Mercuria Energy Group. Mr. Damiano has wide commercial and investment experience in the oil and gas industry in Australia, Asia, United States, Canada and Argentina. In his previous role with Mercuria, Mr. Damiano’s duties primarily involved private equity investments and included the reporting on Mercuria’s existing oil and gas investments in Canada, U.S and Argentina and sourcing new investments. It involved the reporting and monitoring of ~10,000boepd of production, setting corporate and financing strategies and Board updates monitoring and evaluating the assets’ performance.

From July 2008 through March 2010, Mr. Damiano held the position of Energy Analyst for Galena Asset Management (Trafigura Group).

In his previous and current roles Mr. Damiano has periodically undertaken advisory roles for several oil and gas companies as well as energy trading companies most notably relating to, M&A advice, capital structure (debt and equity structuring), strategic planning and marketing. Mr. Damiano holds a Bachelor’s degree in Finance and Economics from Victoria University, Australia. Mr. Damiano’s background in investment banking led to our conclusion that he should serve as a director in light of our business and structure.

Donald Boyd - Director

Mr. Boyd is an experienced oil field professional who has assisted many internationally known companies with drilling and infield engineering issues throughout the world. Since 1998 Mr. Boyd has provided consulting services to companies such as Exxon, Phillips Petroleum, Sun Oil and Texaco and most recently smaller independent operators, such as Exploration Inc., Jackson Exploration and Kindee Oil and Gas. In 2005, Mr. Boyd co-founded Sun Resources Texas, Inc. and currently serves as President. As President of Sun Resources Mr. Boyd has been in charge of drilling and evaluating wells in Texas and Louisiana. In July 2011 Don became one the founders of LANI LLC. LANI LLC was a California focused exploration company. Mr. Boyd was directly responsible for acquiring the key acreage in the Southern San Joaquin for LANI. In November 2012 LANI LLC was merged with Calendar Dragon to form North American Oil & Gas Corp. Mr. Boyd has been an Executive Director since the merger.

Prior to January 2005 he served as the manager of all offshore operations for drilling and completion for the U.S. Department of the Interior, Oil & Gas Branch. Mr. Boyd managed employees with various disciplines, engineers and geologists; certified all foreign offshore drilling units before they could drill in US waters; worked with the EPA to help write regulations regarding offshore environmental concerns; and worked with the USSR Oil & Gas Department to help them refine their government leasing programs to improve oil and gas secondary recovery. Prior to that, Mr. Boyd worked as a drilling engineer for Global Marine and a drilling manager for Peter Bowen and Cal Pacific drilling companies. Mr. Boyd received a Bachelor of Science in Petroleum Engineering from Cal State Long Beach in 1973. Among the many awards and honors that Donald received are: The Crosnick Foundation Scholarship for Petroleum Engineers; The Kellps Scholarship Award for Petroleum Engineering; and an Excellence Award from the U.S. Department of the Interior.

Penalties or Sanctions

None of our directors, officers or stockholders holding a sufficient number of securities to affect materially the control of the Company, has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor making an investment decision.

Personal Bankruptcies

None of our directors, officers or stockholders holding a sufficient number of securities to affect materially the control of the Company, nor any personal holding company of any such person has, within the last ten years become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that person.

Employment Agreements

We currently do not have employment agreements with any our directors and executive officers.

Term of Office

All directors hold office for a one (1) year period, as dictated at the annual meeting, held June 20, 2013 and have been duly elected and qualified. Directors will be elected at the annual meetings to serve for one-year terms. The Company does not know of any agreements with respect to the election of directors. The Company has not compensated its directors for service on the Board of Directors of NAMG or any of its subsidiaries or any committee thereof. Any non-employee director of NAMG or its subsidiaries is reimbursed for expenses incurred for attendance at meetings of the Board of Directors and any committee of the Board of Directors, although no such committee has been established. Each executive officer of NAMG is appointed by and serves at the discretion of the Board of Directors.

None of the officers or directors of NAMG is currently an officer or director of a company required to file reports with the Securities and Exchange Commission, other than NAMG.

Family Relationships

There are no family relationships among our directors and/or officers.

Involvement in Certain Legal Proceedings

During the past five years, none of the following occurred with respect to a present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Director independence

Currently, the majority of the board of NAMG is not considered “independent” board members.

Board meetings and committees; annual meeting attendance

In 2013 the Board of Directors held at least one board meeting per month to discuss operations and various management issues.

Nicholas Petri resigned as a Director of the Company effective as of April 5, 2013. Mr. Petri confirmed that he had no disagreement with the Company.

On June 10, 2013 the Company held its first annual meeting. Proxies were not solicited, as a majority of shareholder votes, 30,200,000, were given approving the following:

1)	By unanimous vote the shareholders elected Robert Rosenthal, Donald Boyd, Gregory Renwick and Cosimo Damiano as members of the Board of Directors. Each Director will serve for a one-year term.

2)	By unanimous vote the shareholders approved the Executive Officer’s compensation.

3)	By unanimous vote the shareholders approved to vote once every three years for the advisory vote on Executive Compensation.

4)	By unanimous vote the shareholders ratified the appointment of Independent auditors Eide Bailly LLP.

Gregory Renwick resigned as Director of the Company effective as of December 6, 2013. Mr. Renwick confirmed that he had no disagreements with the Company.

The Company does not have a standing audit, nominating and compensation committee of the board of directors, or committees performing similar functions.

Nominating Committee

The Company does not have a separately designated nominating committee. The Company does not have such a committee because we currently believe that given our small size, the fact that a majority of the members of our Board are not currently considered “independent,” and because no Company securities are traded on a stock exchange, that such a committee is not currently necessary. Unless and until the Company establishes a separate nominating committee, when a board vacancy occurs, the remaining board members will participate in deliberations concerning director nominees. In the future the Company may determine that it is appropriate to designate a separate nominating committee of the board of directors comprised solely of independent directors.

To date, the Board of Directors has not adopted a formal procedure by which stockholders may recommend nominees to the board of directors.

Audit Committee

The Company does not have a separately designated audit committee. Instead, the entire Board acts as the Company’s audit committee. Consequently the Company has designated Cosimo Damiano as the audit committee financial expert and chair for this committee.

Compensation Committee

The Company does not have a standing compensation committee or committee performing similar functions. The company currently believes that given our small size, a compensation committee is not warranted.

Shareholder communications

The Company does not have a process for security holders to send communications to the board of directors due to the fact that minimal securities are traded on a stock exchange.

Board Leadership structure and role in risk oversight

Mr. Rosenthal, who is the Company’s President and Chief Executive Officer, Secretary and Chairman of the Board of Directors, leads the current board of directors of the Company. The Chief Financial Officer, Linda Gassaway, acts as Treasurer for the Company. Board leadership follows the guidelines in COSO’s Enterprise Risk Management – Integrated Framework model for is risk oversight assessments.

Management Acquisition, Exploration and Appraisal Policy

The Company’s management team is comprised of Robert Rosenthal, Cosimo Damiano, Don Boyd and Rob Hoar, with financial review from the Company’s Chief Financial Officer. This team is responsible for overseeing acquisition, exploration, appraisal and development of oil and gas projects in under exploited areas in North America. NAMG partners with leading industry players in North America to develop extensions to existing producing fields and also to establish new development opportunities supported by high quality 3-D seismic analysis. This team dedicates substantially all of their time on this responsibility. However, NAMG does not have a formal policy regarding (i) the amount of time each member of the management team must spend on NAMG business or (ii) granting NAMG a right of first refusal on acquisition opportunities. Nor are these addressed in NAMG’s By-laws. Due to this, it is possible that one, or more, of the management team, from time to time, may be involved in other business activities or dedicate additional time to such ventures.

While Robert Rosenthal continues to dedicate 100% of his working time to NAMG business and presents all potential acquisition opportunities to NAMG, Donald Boyd is currently President of Sun Resources, LLC. However, Sun Resources is a small company with three members. Sun Resources manages two small production properties; one located in Texas, the other Louisiana. Sun Resources does not look for new acquisitions, and Mr. Boyd continues to present 100% of any and all potential opportunities to NAMG and now dedicates substantially all of his working time to NAMG. However, based on the lack of formal policies, not only may members of our management spend less working time on NAMG in the future, they may also begin presenting acquisition opportunities to other companies prior to presenting them to NAMG.

Each of the Company’s management team observes and undertakes the following in terms of management acquisition, exploration and appraisal:

Objectives

The goal of the management team is to build NAMG’s resources and maintain a balanced portfolio of exploration and development assets.

Strategies process

NAMG's primary strategy is based on the overall objective of generating the highest return to shareholders by building a balanced portfolio of oil and gas assets.

•	NAMG takes advantage of their own and other players' experience for carefully selecting proven hydrocarbons basins where the chance of commercial oil discoveries is high.
•	NAMG shall seek a good risk diversification, both geographically and geologically, and seek farm-out opportunities to capitalize as much as possible on the assets.
•	NAMG is planning to run multiple parallel projects in order to create diversification.
•	NAMG focuses on near term production opportunities producing less than 100 barrels of oil per day

Screening

NAMG’s management team assesses acquisition opportunities and utilizes outside consultants to independently assess its research and findings. The management team screens opportunities based on the following key criteria:

Technical – assess the geological merits of the project based on reviewing existing seismic data, individual well analysis, production history and reviewing nearby analogues from similar fields. Based on the teams experience NAMG ‘s focus is on areas its previously worked such as California, Texas, Louisiana and Alaska.

Financial – once the team has approved the project based on its technical merits, NAMG conducts thorough financial analysis of the project based on various financial assumptions and outcomes i.e. sensitivity analysis. Our screening process aims for a minimum return of 15% internal rate of return, assuming various long term oil price and operating scenarios

Commercial and Legal – NAMG determines the commercial and legal aspects of an acceptable transaction that includes title to ownership. At this stage NAMG utilizes outside legal counsel to assist with drafting legal documentation such as Purchase and Sales Agreements and other related agreements (e.g. loan financing agreements).

Conflict of Interest - NAMG is, on occasion, involved in offerings or project(s) that pose a conflict of interest between the Company and members of its Board of Directors or management. There is no formal written policy regarding conflict s of interest . However, the Company adheres to the following procedures:

Any transactions involving parties with whom a conflicting interest may exist will be undertaken only if all of the following requirements are met :

1.	The conflicting interest is fully disclosed;
2.	The person with the conflict of interest is excluded from the discussion and approval of such transaction; and
3.	The board, absent any member who has a conflict of interest, has determined that the transaction is in the best interest of the organization and is just, fair and reasonable.

The Company’s board (absent any member who has a potential conflict) determines whether a conflict exists and in the case of existing conflicts, whether the contemplated transaction may be authorized as just, fair, and reasonable to the Company. The Company has no contractual rights of first refusal with any members of the Board of Directors regarding potential opportunities. Currently, only one of our directors, Donald Boyd, is employed in a minimally related industry. He has been employed in this position for over a ten (10) year period. Such employment with Sun Resources does not presently present any potential conflicts of interest. However, that may change in the future.

The President of NAMG, Robert Rosenthal commits 100% of his working time to NAMG. However, over the years, Mr. Rosenthal has been involved in, and has worked as a consultant for other companies and individuals. Prior to 2012, he held paid positions with other oil and gas firms. But since signing on with NAMG in May 2012, Mr. Rosenthal presents all of the projects of which he becomes aware to the Management Acquisition, Exploration and Appraisal team of NAMG to identify the projects suitability for further investigation from the Company. If the project does not fit the criteria NAMG requires the project is no longer considered a viable consideration by NAMG.

The Company acknowledges that, due to the lack of a written formal policy, it puts itself at risk for:

1.	Potential losses to the Company; and
2.	Potential litigation.

Please see the Risk Factor regarding the above on page 9.

Code of Ethics

We have not adopted a Code of Ethics but expect to adopt a Code of Ethics in 2014 and will post such code to our website. The Company did not adopt a Code of Ethics in 2013 due to Board changes, and lack of adequate time to review this process.

Indemnification of Executive Officers and Directors

The Nevada Revised Statutes permits indemnification of directors, officers, and employees of corporations under certain conditions subject to certain limitations. In the event that a claim for indemnification (other than the payment by us of expenses incurred or paid by our directors and officers in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is appropriate and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

The objective of the Company’s compensation program for its officers is to maintain a level of corporate and operational management within the day-to-day requirements of the Company. Up until the Agreement and Plan of Merger (the “Merger”), by and among the Company, Lani Acquisition, LLC, a Nevada limited liability company and a wholly-owned subsidiary of the Company and Lani, LLC, a California limited liability company on November 16, 2012, the Company had not issued any amount for cash compensation, as it was registered and operated as a shell company. On November 15, 2012, NAMG established salaries and payroll for four salaried employees, and one hourly employee.

The salaries for each Officer and Manager was determined by the Chief Executive Officer of the Company, along with advice of Director Cosimo Damiano (Audit Director). In yearly reviews, the Officers of the Company have found the compensation to be comparable to other oil and gas companies of similar size.

Mr. Hoar and Mr. Boyd terminated employment March 31, 2013 and signed Consulting Agreements with the Company for $5,000 per month in ongoing consulting services.

The material terms of Mr. Hoar's consulting agreement, signed April 5, 2014 is to provide NAMG geological/geophysical consulting on an ongoing basis for all prospects, including new acquisitions, and existing prospects. Mr. Hoar will analyze data, assist in determining drill sites, and new acquisition prospects. Mr. Hoar’s set fee is $5,000 per month.

The material terms of Mr. Boyd’s consulting agreement, signed April 5, 2014 is to provide NAMG operational management consulting on an ongoing basis for all prospects, including new acquisitions, and existing prospects. Mr. Boyd will oversee any permitting, drilling, plug and abandoning, Division of Oil, Gas and Geothermal Resources reporting, and analysis of new and existing acquisitions in determining drill sites. My. Boyd’s monthly set fee is $5,000 per month.

The following table sets out the compensation received for the fiscal years ended December 31, 2013, 2012, and 2011 in respect to each of the individuals who served as the Company’s chief executive officer at any time during the last fiscal year, as well as the Company’s most highly compensated executive officers and two individuals not holding an executive officer position:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards	Option Awards		Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Plan Compensation	All Other Compensation	Total

Robert Rosenthal,	2013	$160,000	$-	$-	$-		$-	$-	$-	$160,000
Chief Executive Officer (1)	2012	$20,000	$-	$-	$-		$-	$-	$-	$20,000
	2011	$-	$-	$-	$-		$-	$-	$-	$-

Linda Gassaway,	2013	$120,000	$-	$-	$287,625	(2)	$-	$-	$-	$407,625
Chief Financial Officer (1)	2012	$15,000	$-	$-	$-		$-	$-	$-	$15,000
	2011	$-	$-	$-	$-		$-	$-	$-	$-

Rob Hoar,	2013	$40,000	$-	$-	$-		$-	$-	$-	$40,000
Geological Manager (1)	2012	$20,000	$-	$-	$-		$-	$-	$-	$20,000
	2011	$-	$-	$-	$-		$-	$-	$-	$-

Donald Boyd,	2013	$40,000	$-	$-	$-		$-	$-	$-	$40,000
Operations Manager (1)	2012	$20,000	$-	$-	$-		$-	$-	$-	$20,000
	2011	$-	$-	$-	$-		$-	$-	$-	$-
_______________
(1)	Mr. Rosenthal, Ms. Gassaway, Mr. Hoar and Mr. Boyd began employment on November 15, 2012.

(2)
The Company awarded Ms. Gassaway, Chief Financial Officer, 500,000 shares of stock options on April 1, 2013. The restricted stock options were offered at an exercise price of $.80 per share, with a volatility of 255.02%, risk free interest rate of .78%, and expected term of five years. The options will vest one year from date of grant.

Equity Compensation Plan Information - Employment Agreements

The Company’s policy is to not establish employment agreements, and no employment agreements were in place on December 31, 2013 or through the date of this report.

Option Exercises and Stock Vested Table

The Company entered into a contract with PacSeis Inc. dated February 26, 2013 to purchase 37 square miles of seismic data covering the Tejon Extension Prospect and the Tejon Main Prospect. The agreement between parties was to license this data for a cash fee of $125,000 and 350,000 restricted stock options at an exercise price of $.70 per share.

The fair value of the option grants were estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions: expected volatility of 255.02%, risk free interest rate of 0.78%; and expected term of five years.

The Company awarded Ms. Gassaway, Chief Financial Officer, 500,000 shares of stock options on April 1, 2013. The restricted stock options were offered at an exercise price of $.80 per share, with a volatility of 255.02%, risk free interest rate of .78%, and expected term of five years. The options will vest one year from date of grant.

A summary of the Company’s stock option, warrant activity and related information is as follows:

NORTH AMERICAN OIL & GAS CORP.
Options Outstanding

	Number of Shares	Weighted-Average Remaining Life (in years)	Weighted Average Exercise Price

Outstanding at January 1, 2013	-	-	-
Granted Options(1)	850,000	5.00	0.76
Exercised	-	-	-
Cancelled/Expired	-	-	-
Outstanding at December 31, 2013	850,000	-	-

Vested and Exercisable at December 31, 2013	350,000	-	$0.70
_____________
(1)
Includes 350,000 options granted to PacSeis February 18, 2013 at an exercise price of $.70 per share, and options granted to Ms. Gassaway, Chief Financial Officer of NAMG April 1, 2013 for an exercise price of $.80 per share.

NORTH AMERICAN OIL & GAS CORP.
Warrants Outstanding

	Number of Shares	Weighted-Average Remaining Life (in years)	Weighted Average Exercise Price

Outstanding at January 1, 2013	-	-	-
Granted Warrants (1)	196,618	3.00	$1.01
Exercised	-	-	-
Cancelled/Expired	-	-	-
Outstanding at December 31, 2013	196,618	-	-

Vested and Exercisable at December 31, 2013	196,618	-	$1.01
_____________
(1)
Under a Purchase and Sale Agreement with Oel und Erdgazforshung AG ("OUE"), A Nevis Corp. dated October 16, 2013 the Company issued 246,914 shares of Common Stock, and 96,618 warrants with an exercise price of US $1.04 determined by a formula of a 15% premium to the previous day closing stock price for an aggregate sum of $200,000. Under a Purchase and Sale Agreement with QUE dated December 6, 2013 the Company issued 261,438 shares of Common Stock, and 100,000 warrants with an exercise price of US $.98 for an aggregate sum of $200,000.

The following table presents the weighted-average assumptions used to estimate the fair values of the stock options granted in the period presented:

	Twelve Months Ended December 31, 2013	Year Ended December 31, 2012

Risk-free interest rate(1)	1.14	-
Expected life (in years)(2)	3.625	-
Expected volatility(3)	225.02	-
Dividend yield	-	-
Weighted-average estimated fair value of options granted during the period	0.795	-
_____________
(1)	The Risk Free Rate is a 5 Year Treasury rate.
(2)	The expected life (in years) is based on the simplified method: Expected term = ((vesting term + original contractual term)/2).
(3)	The expected volatility is based on the volatility weighted average of stock options

During the twelve months ended December 31, 2013, the Company recorded stock-based compensation of $276,269 and $243,955, respectively, as general and administrative expenses, and G & G Services. At December 31, 2013 the weighted average remaining life of the stock options is 4.25 years. The unamortized amount of stock-based compensation at December 31, 2013 was $92,090. This remaining cost will be expensed in the first quarter of 2014.

Warrant Grants During 2013 and 2012 Fiscal Years

On October 16, 2013, North American Oil & Gas Corp. (the “Company”) finalized a Stock Purchase Agreement with OUE, relating to the sale and issuance of an 246,914 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for a purchase price of $200,000, and warrants (the “October Warrants”) to purchase an aggregate of 96,618 shares of Common Stock, at an exercise price of $1.04 per share.

The October Warrants are exercisable immediately and expire October 10, 2016. The October Warrants are exercisable, at the option of the holder, in whole or in part by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise. The exercise price and the number of shares of Common Stock purchasable upon the exercise of each October Warrant are subject to adjustment in the event of stock dividends, distributions, splits, and reclassifications. The issuances of these shares were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as sales of securities not involving any public offering.

Effective December 1, 2013, North American Oil & Gas Corp. (the “Company”) entered into a letter agreement (the “O&E Agreement”) with OUE, relating to the sale and issuance of Common Stock, and warrants (the “December 1st Warrants”).

The O&E Agreement stipulates that the Investor will purchase the Common Stock in up to five (5), two hundred thousand dollar ($200,000) tranches, for an aggregate price of one million dollars ($1,000,000) with each tranche being issued in forty-five day intervals. The quantity of Common Stock issued, per tranche, will be determined based on a ten percent (10%) discount of the previous day closing price of the Common Stock. With each tranche, 100,000 December 1st Warrants will be issued based on an exercise price at a premium of fifteen percent (15%) of the previous day closing price of the Common Stock.

The December 1st Warrants will be exercisable immediately upon issuance and expire three (3) years from issuance date. The December 1st Warrants are exercisable, at the option of the holder, in whole or in part by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise. The exercise price and the number of shares of Common Stock purchasable upon the exercise of each December 1stWarrant are subject to adjustment in the event of stock dividends, distributions, splits, and reclassifications.

On December 6, 2013, the Company executed the second tranche of the O&E Agreement with the OUE, relating to the sale and issuance of 261,438 shares of the Common Stock, for a purchase price of $200,000, and warrants (the “December 6th Warrants”) to purchase an aggregate of 100,000 shares of Common Stock, at an exercise price of $0.98 per warrant.

The December 6th Warrants are exercisable immediately and expire December 6, 2016. The December 6th Warrants are exercisable, at the option of the holder, in whole or in part by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise. The exercise price and the number of shares of Common Stock purchasable upon the exercise of each December 6th Warrant are subject to adjustment in the event of stock dividends, distributions, splits, and reclassifications. The issuances of these shares were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as sales of securities not involving any public offering.

Outstanding Equity Awards At Fiscal year-End

The company has not issued any equity awards during fiscal years 2013, 2012, and 2011.

Director’s Compensation

On February 1, 2013 the Company entered into a Consultancy Agreement (“Agreement”) with Cosimo Damino, Director, to act as a financial adviser for the Company including on a potential merger and acquisition transactions and other matters, along with other services as agreed between the Company and the Mr. Damiano. The Agreement is for $60,000 billed in $5,000 increments over a twelve-month period.

On April 5, 2013 the Company entered into an Independent Contractor Agreement (“Agreement”) with Donald Boyd (Director). This Agreement is ongoing and provides for consulting services from Mr. Boyd regarding ongoing operations of the Company. The Agreement provides a fixed monthly fee of $5,000.

The following table sets forth the Company’s fees and compensation paid or earned by directors for the fiscal years 2013, 2012 and 2011.

DIRECTORS COMPENSATION

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Plan Compensation	All Other Compensation	Total

Donald Boyd(1)	2013	$-	$-	$-	$-	$-	$-	$-	$-
	2012	$-	$-	$-	$-	$-	$-	$-	$-
	2011	$-	$-	$-	$-	$-	$-	$-	$-
Cosimo Damiano(2)	2013	$-	$-	$-	$-	$-	$-	$-	$-
	2012	$-	$-	$-	$-	$-	$-	$-	$-
	2011	$-	$-	$-	$-	$-	$-	$-	$-
Robert Rosenthal	2013	$-	$-	$-	$-	$-	$-	$-	$-
	2012	$-	$-	$-	$-	$-	$-	$-	$-
	2011	$-	$-	$-	$-	$-	$-	$-	$-
_____________
(1)	Donald Boyd is a Director, and as of April 1, 2013 paid as a consultant for the company. He earned $40,000 from January 1, 2013 through March 31, 2013 as a salaried employee.
(2)	Cosimo Damiano is a Director, and is paid for his consulting services for NAMG at $5,000 per month per Consultant Agreement dated February 1, 2013 and is effective through December 31, 2013.

The Board of Directors has received no compensation for their roles on the Board. They have not earned fees, stock awards, option awards, or non-equity incentive plan compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

Beneficial Ownership of more than 5% of any class of NAMG’s voting securities.

As of June 30 , 2014, the Company had 63,164,337 shares of its common stock issued and outstanding. The following table sets forth the beneficial ownership of the Company’s common stock as of June 30 , 2014 by each person who is known to have beneficial ownership of more than 5% of any class of NAMG’s voting securities:

Title of Class	Name and address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	(A) Sole Voting power, (B) shared voting power, (C) sole investment power, (D) shared investment power	Percent of Common Stock (1)
Common Stock	ASPS Energy Investments Ltd.	8,300,500	Robert Rosenthal (A)	13.14%
	56 E. Main Street Suite 202
	Ventura, CA 93001 (2)
Common Stock	Donald Boyd	7,493,938	Donald Boyd (A)	11.86%
	56 E. Main Street Suite 202
	Ventura, CA 93001
Common Stock	Robert Kerry Hoar	7,770,000	Robert K. Hoar (A)	12.30%
	56 E. Main Street Suite 202
	Ventura, CA 93001
Common Stock	Cede & Co.	35,095,062	N/A	55.56%
	PO Box 20
	Bowling Green Station
	New York, NY 10004
_____________
(1)	NAMG has 63,164,337 shares of common stock issued and outstanding. As of March 3, 2014 no stock is held under warrant or security.
(2)	Shares held indirectly in ASPS Energy Investments Ltd., voting and investment control of which is held by Mr. Robert Rosenthal.

Security Ownership of Management.

The following table sets forth the beneficial ownership of the Company’s common stock as of March 24, 2014 by each executive officer and director and the directors and executive officers of the Company as a group:

Title of Class	Name and address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)

Common Stock	Robert Rosenthal (2)	8,300,590	13.14%
Common Stock	Donald Boyd (3)	7,493,938	11.86%
Common Stock	All Officers and Directors as a Group	16,494,528	26.11%
_____________
(1)	NAMG has 63,164,337 shares of common stock issued and outstanding as of June 30, 2014. No stock is held under warrant, or security.
(2)	Shares held by ASPS Energy Investments Ltd., voting and investment control of which is held by Mr. Robert Rosenthal. No shares are held as security.
(3)	No shares are held as security.

Security Ownership of Certain Beneficial Owners

As of June 30, 2014, the Company is not aware of any persons that beneficially own more than 5% of its outstanding common stock who is not listed in the above referenced tables.

Change in Control Arrangements

As of June 30, 2014, there are no arrangements that would result in a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Particular Transactions

The Company entered into a short-term loan with ASPS Energy Investments, Ltd. (“ASPS”) owned proportionately 49.5% by Robert Rosenthal (Chief Executive Officer and President), 49.5% by Mario Traviati, and 1% by Calpel LLC (general partner, Robert Rosenthal manager) on September 7, 2012, for the principal sum of $50,000, with interest rate of 3% The note was due and payable on September 6, 2013, when the outstanding amount of principal and interest amounted to $53,153.49 was due in full. This note has since been converted to Common Stock numbering 200,590 shares, and was approved by the Board of Directors of the Company, per corporate policy under the Corporation rules of the State of Nevada. The original loan was authorized and approved by the Company's President.

On November 13, 2012, the Company entered into a Farm-In agreement with Avere Energy Corp (“Avere”), a wholly owned subsidiary of East West Petroleum Corp. Avere Energy Corp.’s President at the inception of this Agreement was Gregory Renwick, a NAMG board member from November 20, 2012 until December 6, 2013). This Agreement was approved by the President of the Company, and was ratified by a corporate resolution signed by all members of the Board of Directors, per corporate policy under the Corporation rules of the State of Nevada.

According to the provisions of the agreement, Avere was to fund $300,000 for overhead, which was funded at 100% as of May 1, 2013. The Company has repaid through cash and overhead deductions in the amount of $143,390 leaving the debt remaining at December 31, 2013 of $156,610. Additionally, Avere has provided $1,300,000 to finance the drilling of Well 77-20 in exchange for a 25% working interest in the Tejon Extension. Well 77-20 has been drilled, and is currently shut in while reviewing additional testing possibilities. As of December 31, 2013 Avere has contributed $1,337,019 towards Well 77-20, with NAMG’s contribution at $115,275.

Through the Farm-In agreement, Avere is to fund $347,500 in total to acquire the White Wolf Prospect in exchange for a 50% working interest. As of December 31, 2013 NAMG secured 4,663 gross acres, 2,239 net acres, at an average cost per net acre of $135.18. The total costs for the White Wolf leasing acquisition program through December 31, 2013 is $399,823. Avere’s share of these costs at December 31, 2013 is $292,186 leaving a remaining obligation from Avere of $55,314 per this agreement.

On July 23, 2014, the Company entered into the ASPS Note with ASPS Energy Investments Ltd., a company whose voting and investment control is held by Mr. Robert Rosenthal, the Company’s President and Chief Executive Officer. The ASPS Note is for a principal amount of $20,000, bears interest at the rate of 4% per annum, and was payable on or before August 26, 2014. This note was paid in full on September 7, 2014. Mr. Rosenthal’s interest in the ASPS Note is substantially 100% of the balance. The proceeds from the ASPS Note were used for the Company’s general business purposes.

Controlling Persons

The company is not aware of any agreements or understandings by a person or group of persons that could be construed as a controlling person.

Director Independence

Our board of directors consists of Messrs. Rosenthal, Damiano, and Boyd. The board considers all relevant facts and circumstances in its determination of independence of all members of the board (including any relationships set forth in this Form 10-K under the heading “Certain Related Person Transactions). After review of the Directors by the Board, and specifically by the Chairman of the Board, it has been determined that one board member, Cosimo Damiano, is considered independent. The Company uses the term “independent” as described by NASDAQ.

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue 200,000,000 shares of $0.001 par value common stock. All common stock shares have equal voting rights, are non-assessable, and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company. Holders of our common stock are entitled to receive such dividends as our Board may declare from time to time from any surplus that we may have. We have not paid dividends on our common stock since the date of our incorporation and we do not anticipate paying any common stock dividends in the foreseeable future. We anticipate that any earnings will be retained for development and expansion of our businesses and we do not anticipate paying any cash dividends in the foreseeable future. Future dividend policy will depend upon our earnings, financial condition, contractual restrictions and other factors considered relevant by our Board and will be subject to limitations imposed under Nevada law. On September 25, 2012, the Board of Directors and the stockholders of the Company approved a 19-for-1 forward stock split of the issued and outstanding shares of our common stock.

Preferred Stock

The Company is authorized to issue 25,000,000 shares of preferred stock. None have been issued.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTCQB under the symbol “NAMG.” Prior to December 27, 2012, our common stock was quoted under symbol “CLDD.”

The table below sets forth the high and low closing prices of the Company’s Common Stock during the periods indicated. The quotations reflect inter-dealer prices without retail mark-up, markdown or commission and may not reflect actual transactions. As noted previously in this Form S-1/A, the Merger transaction closed on November 16, 2012 and the terms of the Merger transaction were first announced on or about November 20, 2012. Therefore, the prices below also include prices solely with respect to Calendar Dragon before the Merger transaction.

	2013 Price Range		2012 Price Range		2011 Price Range
	High	Low	High	Low	High	Low

First Quarter	0.80	0.70	n/a	n/a	n/a	n/a
Second Quarter	1.14	0.60	n/a	n/a	n/a	n/a
Third Quarter	1.67	0.65	n/a	n/a	n/a	n/a
Fourth Quarter	1.30	0.30	1.14	0.25	n/a	n/a

The closing sales price of the Company’s common stock as reported on March 24, 2014, was $0.16 per share.

Holders

As of the date of this report there were approximately 15 holders of record of Company common stock. This does not include an indeterminate number of persons who hold our Common Stock in brokerage accounts and otherwise in “street name.”

Dividends

Holders of common stock are entitled to receive such dividends as may be declared by the Company’s Board of Directors. The Company did not declare or pay dividends during its fiscal year ended December 31, 2013.

To the extent NAMG has any earnings, it will likely retain earnings to expand corporate operations and not use such earnings to pay dividends.

Transfer Agent

Our transfer agent is Island Stock Transfer, 15500 Roosevelt Boulevard, Clearwater, Florida 33760, and their telephone number is (727) 744-5410.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company’s 2012 Stock Option Plan (“Plan”) has an aggregate of 2,000,000 shares of the Company’s common stock and is initially reserved for issuance upon exercise of nonqualified and/or incentive stock options, which may be granted under the Plan.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,046,618	$0.80	953,382
Equity compensation plans not approved by security holders	-	-	-
Total	1,046,618	$0.80	953,382

Other Compensation Arrangements

NAMG has not secured any other compensation arrangements as of December 31, 2013.

Recent Sales of Unregistered Securities

On August 14, 2013 North American Oil & Gas (“NAMG”) entered into a Stock Purchase Agreement with Springhouse Investments Corp, a Canadian Corporation (“Springhouse”).

NAMG agreed to sell and issue to Springhouse Two Hundred Eighty-One Thousand, Two Hundred Fifty (281,250) shares of the Common Stock (“Shares”), based on a per share price equal $.80. The issuances of these Shares were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as sales of securities not involving any public offering.

On October 16, 2013, the Company finalized a Stock Purchase Agreement (the “Agreement”) with OUE, relating to the sale and issuance of 246,914 Shares, for a purchase price of $200,000, and warrants (“Warrants”) to purchase an aggregate of 96,618 Shares at an exercise price of $1.04 per share.

The Warrants are exercisable immediately and expire October 10, 2016. The Warrants are exercisable, at the option of the holder, in whole or in part by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of Shares purchased upon such exercise. The exercise price and the number of Shares purchasable upon the exercise of each Warrant are subject to adjustment in the event of stock dividends, distributions, splits, and reclassifications. The issuances of these Shares were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as sales of securities not involving any public offering.

Effective December 1, 2013, the Company entered into a letter Agreement with OUE, relating to the sale and issuance of Shares and Warrants.

The Agreement stipulates that OUE will purchase Shares in up to five (5), two hundred thousand dollar ($200,000) tranches, for an aggregate price of one million dollars ($1,000,000) with each tranche being issued in forty-five day intervals. The quantity of Shares issued, per tranche, will be determined based on a ten percent (10%) discount of the previous day closing price of the Common Stock. With each tranche, 100,000 warrants will be issued based on an exercise price at a premium of fifteen percent (15%) of the previous day closing price of the Common Stock.

On December 6, 2013, the Company executed the second tranche of the Agreement OUE, relating to the sale and issuance of 261,438 Shares, for a purchase price of $200,000, and Warrants to purchase an aggregate of 100,000 Shares, at an exercise price of $0.98 per warrant.

The Warrants are exercisable immediately and expire December 6, 2016. The Warrants are exercisable, at the option of the holder, in whole or in part by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of Shares purchased upon such exercise. The exercise price and the number of Shares purchasable upon the exercise of each Warrant are subject to adjustment in the event of stock dividends, distributions, splits, and reclassifications. The issuances of these shares were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as sales of securities not involving any public offering.

Penny Stock Considerations

Our common stock will be deemed to be "penny stock" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock even if our common stock becomes publicly traded. In addition, the liquidity for our common stock may be decreased, with a corresponding decrease in the price of our common stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

Common Stock Currently Outstanding

As of June 30, 2014, all of our currently outstanding shares consist of 63,164,337 shares of common stock.

Reports to Stockholders

We have filed all necessary periodic reports, and other information with the SEC. We have provided annual reports to our stockholders containing audited financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The following disclosure is with respect to not only the Company, but also with respect to the Company’s subsidiary entity.

Eide Bailly

The Company’s Board of Directors participated in and approved the decision to change independent registered public accounting firms on June 10, 2013.

The reports of Eide Bailly on the Company’s financial statements as of and for the years ended December 31, 2012 and 2011 and for the period from June 20, 2011 (date of inception) to December 31, 2012, and through March 31, 2013 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except to indicate that there was substantial doubt about the Company’s ability to continue as a going concern.

During the year ended December 31, 2012 and for the period from June 20, 2011 (date of inception) to December 31, 2012, and through March 31, 2103, there have been no disagreements with Eide Bailly on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Eide Bailly would have caused them to make reference thereto in connection with their report on the financial statements for such years.

Malone Bailey, LLP

On July 25, 2013, the Board of Directors of the Company resolved to engage the independent public accounting firm of MaloneBailey, LLP (“MaloneBailey”), the Company’s new independent registered public accountants, which appointment was accepted.

During the two most recent fiscal years and the interim period preceding the engagement of MaloneBailey, the Company has not consulted with MaloneBailey regarding either: (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by MaloneBailey or (iii) any other matter that was the subject of disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv), or a reportable event as described in paragraph 304(a)(l)(v), of Regulation S-K. The Company did not have and disagreements with Eide Bailly and therefore did not discuss and past disagreements with MaloneBailey.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, subject to the provisions of the Nevada Revised Statutes, contain provisions which allow the Company to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in or not opposed to the best interest of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

EXPERTS

Financial Auditors

Our most current audited consolidated financial statements for the period ending December 31, 2013 from inception are included in this prospectus have been so included in reliance on the reports of MaloneBailey, LLP, 9801 Westheimer Rd, Houston, TX 77042, and Eide Bailly LLP, 440 Indiana St., Ste 200 Golden, CO 80401-5021, independent public accountants, given on these firm’s authority as experts in auditing and accounting.

Legal Counsel Providing Legal Opinion

The validity of the issuance of the shares of common stock will be passed upon for the company by Matthew McMurdo, Esq. Counsel has additionally consented to his opinion being included as an exhibit to this filing. Additionally, counsel has consented to being named in the prospectus.

The legal counsel that passed their opinion on the legality of these securities is:

Matthew McMurdo, Esq.
28 West 44th Street, 16th Floor
New York, NY 10036

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 (File Number _________) under the Securities Act of 1933 regarding the shares of common stock offered hereby. This prospectus does not contain all of the information found in the registration statement, portions of which are omitted as permitted under the rules and regulations of the SEC. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of those documents. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a web site on the Internet at www.sec.gov. Our registration statement and other information that we file with the SEC are available at the SEC's website.

We make available to our stockholders annual reports (on Form 10-K) containing our audited consolidated financial statements and make available quarterly reports (on Form 10-Q) containing our unaudited interim consolidated financial information for the first three fiscal quarters of each of our fiscal years.

If you are a stockholder, you may request a copy of these filings at no cost by contacting us at:

North American Oil & Gas Corp.
56 E. Main St., Suite 202
Ventura, CA 93001, Telephone: (805)-643-0385

NORTH AMERICAN OIL & GAS CORP. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
AUDITED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2013

Page

Report of Registered Independent Auditors	F-2

Consolidated Balance Sheets at December 31, 2013 and December 31, 2012	F-4

Consolidated Statement of Operations for the year ended December 31, 2013 and December 31, 2012 and from Inception (June 20, 2011) to December 31, 2013	F-5

Consolidated Statements of Stockholders Equity from Inception (June 20, 2011) to December 31, 2013	F-6

Consolidated Statements of Cash Flows for the year ended December 31, 2013 and December 31, 2012 and Cumulative since Inception to December 31, 2013	F-7

Notes to Consolidated Financial Statements as of December 31, 2013	F-8

Condensed Consolidated Balance Sheets at June 30, 2014 and December 31, 2013	F-22

Condensed Consolidated Statement of Operations for three and six months ended June 30, 2014 and 2013	F-23

Condensed Consolidated Statement of Cash Flows for the six months ended June 30, 2014 and 2013	F-24

Notes to Condensed Consolidated Financial Statements as of June 30, 2014	F-25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
North American Oil and Gas Corp.
(a development stage company)
Ventura, California

We have audited the accompanying balance sheet of North American Oil and Gas Corp. (a development stage company) (the “Company”) as of December 31, 2013, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the year then ended, and for the period from June 20, 2011(inception) through December 31, 2013.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements for the period from June 20, 2011 (inception) through December 31, 2012 were audited by other auditors whose reports have been furnished to us. Our opinion, insofar as it relates to amounts for the period from June 20, 2011 (inception) through December 31, 2012 is based solely on the report of other auditors.

 We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinions.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North American Oil and Gas Corp. as of December 31, 2013, and for the year then ended, and for the period from June 20, 2011 (inception) through December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

As described in Note 2, the 2012 financial statements have been restated. We audited the adjustments described in Note 2 that were applied to restate the 2012 financial statements. In our opinion, such adjustments are appropriate and have been properly applied. However, we were not engaged to audit, review, or apply any procedures to the 2012 financial statements of the Company other than with respect to such adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2012 financial statements taken as a whole.

The accompanying financial statements have been prepared assuming that North American Oil and Gas Corp. will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses from operations and negative cash flows which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MALONEBAILEY, LLP
www.malone-bailey.com
Houston, Texas

March 25, 2014, except for Note 9, the date of which is June 13, 2014, and Note 2, which is September 8, 2014.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders’ of North American Oil & Gas Corp.
Ventura, California

We have audited, before the effects of the adjustments for the correction of the error described in Note 2, the accompanying consolidated balance sheet of North American Oil & Gas Corp. (A Development Stage Company) as of December 31, 2012, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for the year then ended and for the cumulative period from June 20, 2011 (Date of Inception) to December 31, 2012.  North American Oil & Gas Corp. management is responsible for the consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, except for the adjustments for the correction of the error described in Note 2, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of North American Oil & Gas Corp. (A Development Stage Company) as of December 31, 2012 and the results of its operations and its cash flows for the year then ended and for the cumulative period June 20, 2011 (Date of Inception) to December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

We were not engaged to audit, review, or apply any procedures to the adjustments for the correction of the error described in Note 2 and, accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by MaloneBailey, LLP.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has not generated any revenues and has incurred operating losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also discussed in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Golden, Colorado
March 28, 2013

NORTH AMERICAN OIL & GAS CORP.
(A DEVELOPMENT STAGE COMPANY)
Consolidated Balance Sheets
As of December 31, 2013 and 2012

	2013	2012
ASSETS
Current Assets
Cash and Cash Equivalents	$49,563	$578,928
Accounts Receivable	704	4,770
Prepaid Expenses	-	4,140
Total Current Assets	50,267	587,838
Long Term Assets
Restricted Cash	1,037	937,067
Total Long Term Assets	1,037	937,067

Oil and Gas Properties, Successful Efforts method, Net	472,520	278,754
Furniture, Fixtures, and Equipment, Net	5,876	4,686
Deposits	21,300	21,300
Total Non-current Assets	499,696	304,740

TOTAL ASSETS	$551,000	$1,829,645

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$62,655	$608,550
Accounts Payable - Related Party	156,610	60,000
Advance from Working Interest Owner	53,090	736,992
Other Current Liabilities	172,735	-
Note Payable - Related party	50,000	50,000
Total Current Liabilities	495,090	1,455,542

Long-term Liabilities
Asset Retirement Obligation	104,100	62,029
Total Liabilities	599,190	1,517,571

Shareholders' Equity (Deficit)
Common Stock: $0.001 par value; 200,000,000 shares authorized; 61,114,602 shares issued and outstanding December 31, 2013, and 60,125,000 issued and outstanding December 31, 2012, respectively	61,115	60,125
Preferred Stock; 25,000,000 authorized; zero issued	-	-
Additional paid-in capital	1,818,389	654,155
(Deficit) Accumulated During the Development Stage	(1,927,694)	(402,206)
Total Shareholders' Equity (Deficit)	(48,190)	312,074
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$551,000	$1,829,645

The accompanying notes are an integral part of these consolidated financial statements.

NORTH AMERICAN OIL & GAS CORP.
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statements of Operations
For the Years Ended December 31, 2013, 2012, and The
Period From June 20, 2011 (Inception) To December 31, 2013

			Cumulative Period from Inception June 20, 2011 Through December 31,
	2013	2012	2013

Total Revenue	-	-	-

Expenses
Exploration & Leasehold Costs	457,501	142,664	655,934
Management and Consulting	119,480	101,774	221,254
General and Administration	931,607	221,711	1,153,900
Depreciation	154	1,927	2,082
Accretion on Asset Retirement Obligation	9,436	622	10,057

Total Expenses	1,518,178	468,698	2,043,227

Other Income (Expense)
Other Expenses	(7,310)	(800)	(8,110)
Interest Income	-	167	167
Gain on Sale of Oil and Gas Properties	-	123,476	123,476

Total Other Income (Expense)	(7,310)	122,843	115,533

Net (Loss)	$(1,525,488)	$(345,855)	$(1,927,694)

(Loss) per common share	$(0.02)	$(0.01)	$(0.04)

Weighted average number of shares outstanding	61,114,602	27,287,500	50,640,219

The accompanying notes are an integral part of these consolidated financial statements.

NORTH AMERICAN OIL & GAS CORP.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2013, AND THE PERIOD FROM JUNE 20, 2011 (INCEPTION) TO DECEMBER 31, 2013

	Common Stock		Additional Paid In	Deficit Accumulated During Development
	Shares	Par Amount	Capital	Stage	Total Equity

Balance at Inception (June 20, 2011)	-	-	-	-	-

Founder's shares	24,300,000	24,300	(24,300)

Contributions	-	-	101,760	-	101,760

Distributions	-	-	(25,000)		(25,000)

Net Loss				(56,351)	(56,351)

Balance at December 31, 2011 (Restated)	24,300,000	24,300	52,460	(56,351)	20,409

Effects of reverse merger and recapitalization (Restated)	30,825,000	30,825	(30,825)	-	-

Contributions	-	-	246,700	-	246,700

Distributions	-	-	(109,180)	-	(109,180)

Proceeds from sales of common stock	5,000,000	5,000	495,000	-	500,000

Net Loss				(345,855)	(345,855)

Balance at December 31, 2012 (Restated)	60,125,000	60,125	654,155	(402,206)	312,074

Proceeds from the Sales of Common Stock	989,602	990	624,030	-	625,020

Share-based compensation	-	-	540,204	-	540,204

Net (loss)	-	-	-	(1,525,488)	(1,525,488)

Balances at December 31, 2013	61,114,602	61,115	1,818,389	(1,927,694)	(48,190)

The accompanying notes are an integral part of these consolidated financial statements.

NORTH AMERICAN OIL & GAS CORP.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2013, 2012 AND THE
PERIOD FROM INCEPTION (JUNE 20, 2011) THROUGH DECEMBER 31, 2013

	2013	2012	Cumulative Period from Inception June 20, 2011 through December 31, 2013

Cash Flows from Operating Activities:
Net (Loss)	$(1,525,488)	$(345,855)	$(1,927,694)
Adjustments to Reconcile Net (Loss) to Net Cash (Used in) Operating Activities:
Depreciation expense	154	1,927	2,082
Accretion expense	9,436	622	10,057
(Gain) on sale of oil & gas properties	-	(123,476)	(123,476)
Stock based compensation	540,204	79,920	620,124
Changes in Assets and Liabilities:		-
(Increase)/Decrease in accounts receivable	4,066	(3,316)	(704)
(Increase)/ Decrease in prepaids and other assets	4,140	(25,055)	(21,300)
Increase/ (Decrease) in accrued expenses	172,735	-	172,735
Increase/(Decrease) in accounts payable	(545,895)	-	(13,355)
Increase/(Decrease) in accounts payable - related party	(143,390)	-	(83,390)
Net Cash (Used in) Operating Activities	(1,484,038)	(415,233)	(1,364,921)
Cash Flows from Investing Activities:
(Purchase) of oil and gas property	(845,031)	(589,670)	(1,971,315)
Proceeds from the sale of oil & gas properties	-	125,000	200,000
(Purchase) of furniture, fixtures and equipment	(1,346)	(6,613)	(7,958)
Restricted Cash	936,030	(937,067)	(1,037)
Net Cash Provided by (Used in) Investing Activities	89,653	(1,408,350)	(1,780,310)

Cash Flows from Financing Activities:
Proceeds from the sale of common stock	625,020	500,080	1,125,100
Contributions	-	166,700	213,874
(Distributions)	-	(109,180)	(134,180)
Advances From working interest owner	-	1,700,000	1,700,000
Proceeds from related party notes	240,000	110,000	290,000
Net Cash Provided by (Used In) Financing Activities	865,020	2,367,600	3,194,794
Net Increase (Decrease) in Cash and Cash Equivalents	(529,365)	544,017	49,563
Cash and Cash Equivalents at the Beginning of the Period	578,928	34,911	-
Cash and Cash Equivalents at the End of the Period	$49,563	$578,928	$49,563

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS
Recovery of Oil and Gas Property	$75,117	-	$75,117
Oil and Gas Properties Acquired with Accounts Payable	-	563,100	-
Asset Retirement Obligation	$(32,635)	(61,407)	$(94,042)

The accompanying notes are an integral part of these consolidated financial statements.

NORTH AMERICAN OIL & GAS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2013 AND 2012

NOTE 1 – NATURE OF BUSINESS

Organization

North American Oil & Gas Corp. and its subsidiary (the “Company” or “NAMOG”) was originally incorporated under the name Calendar Dragon Inc. as a Nevada corporation on April 7, 2010. On October 11, 2012, the Company changed its name under Nevada law from Calendar Dragon Inc. to North American Oil & Gas Corp.

On November 20, 2012 NAMG entered into an Agreement and Plan of Merger (the “Merger”), by and among the Company, Lani Acquisition, LLC, a Nevada limited liability company and a wholly-owned subsidiary of the Company (“Lani Acquisition”), and Lani, LLC, a California limited liability company. NAMG is primarily engaged in the business of acquiring, exploring, and developing oil and natural gas properties.

The Company is considered a Development Stage Company, as defined by Financial Accounting Standard Board ("FASB") Accounting Standards Codification ("ASC") 915, “Development Stage Enterprises”. The Company's past and planned future principal business is the acquisition and development of mineral interest in the San Joaquin Basin region of California, with no operating revenue during the period presented. The Company is required to report its operations, shareholders equity (deficit) and cash flows from inception through the date that revenues are generated from management’s intended operations, among other things. Since Inception, the Company has incurred an operating loss of $1,927,694. The Company’s working capital has been generated from the sales of common stock, warrant options and from advances pursuant to the Farm-In Agreement with Avere Energy Corp. The consolidated financial statements are for the period from “Inception” to December 31, 2013.

Reverse merger and acquisition

On November 20, 2012, North American Oil & Gas Corp. a Nevada corporation (the “Company”) entered into an Agreement and Plan of Merger dated November 16, 2012 (the “Merger”), by and among the Company, Lani Acquisition, LLC, a Nevada limited liability company and a wholly-owned subsidiary of the Company (“Lani Acquisition”), and Lani, LLC, a California limited liability company (“Lani”).

Under the terms and conditions of the Merger, the Company issued 24,300,000 shares of common stock of the Company in consideration for all the issued and outstanding limited liability company membership interest in Lani. Subsequent to the Merger, on November 25, 2012, the Company offered and sold in a private offering 5,000,000 shares of common stock to East West Petroleum Corp., at an offering price of $.10 per share for aggregate offering proceeds of $500,000. The effect of the issuances is that former Lani limited liability company membership interest holders, at the time of the merger, held approximately 40.41% of the issued and outstanding shares of common stock of the Company, shareholders of the Company immediately prior to effect of the Merger held approximately 51.27% of the issued and outstanding shares of common stock of the Company, and East West Petroleum Corp. held approximately 8.32% of the issued and outstanding shares of common stock of the Company.

The Merger by which Lani, LLC became a wholly owned subsidiary of NAMG was treated as a ”reverse acquisition” for accounting purposes. In a reverse acquisition, although NAMG was considered to be the “legal acquirer” that is, Calendar Dragon (now known as NAMG) survived as the parent corporation, Lani was the “accounting acquirer” (that is because Lani’s business was the more significant business).

As a result of the Merger, Lani’s financial statements became the financial statements of NAMG, and the Company’s stockholder’s equity was recapitalized.

NOTE 2 – CORRECTION OF MATERIAL ERROR

After the initial filing of an S-1 Registration filing, filing date of April 8, 2014, certain material errors relating to the Consolidated Statements of Changes in Shareholders’ Equity for the year ended December 31, 2013, and the period from June 20, 2011 (Inception) to December 31, 2013 were identified. The Consolidated Statement of Changes in Shareholders’ Equity was restated to correct errors in the presentation of the recapitalization of equity in connection with the reverse merger with Lani, LLC. The correction resulted in a change in shares reported issued in the merger from 54,325,000 to 30, 825,000, and the beginning balance of share outstanding as of December 31, 2011 from zero to 24,300,000. These changes did not affect the ending balance of any equity line item as of December 31, 2012.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs, which indicates a substantial doubt of its ability to continue as a going concern. The company accumulated losses from Inception and has a working capital deficit at December 31, 2013. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease development of operations.

Management is currently involved in raising capital to continue the operations and financial requirements the Company foresees. These steps include, but are not limited to:

1)	capital raisings
2)	farm-in agreements
3)	Other Investor related interests

These steps may not be sufficient to provide the Company with the ability to continue as a going concern. Management cannot provide any assurances that the Company will be successful in its operation.

Recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and to succeed in its future operations. If the Company is unable to make it profitable, the Company could be forced to discontinue operations.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Lani, LLC. All inter-company accounts and transactions have been eliminated. These financial statements present the net assets and operations of NAMG from the periods from Inception on June 20, 2011 to December 31, 2013. Accordingly, The financial statements as of the year ended December 31, 2013, and from the period from Inception to December 31, 2013 are those of NAMG alone.

Use of Estimates

The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to the recovery of financial assets, donated expenses, deferred income tax asset valuation allowances and fair value measurements. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Oil and Natural Gas Properties

The Company’s oil and gas exploration and production activities are accounted for using the successful efforts method. Under this method, all property acquisition costs and costs of exploratory and development wells are capitalized when incurred, pending determination of whether the well has found proved reserves. If an exploratory well does not find proved reserves, the costs of drilling the well are charged to expense and included within cash flows from investing activities. The costs of development wells are capitalized whether productive or nonproductive. Oil and gas lease acquisition costs are also capitalized. Interest cost is capitalized as a component of property cost for significant exploration and development projects that require greater than six months to be readied for their intended use.

Unproved oil and gas properties are assessed periodically for impairment based on remaining lease terms, drilling results, commodity price outlooks, future plans to develop acreage and other relevant matters. During the year ended December 31, 2013 and the period from June 20, 2011 (Inception) to December 31, 2013, the Company recognized no impairment charges.

Proceeds from the assignment of partial interests in unproved leases are deferred until such time the assignment occurs. The proceeds are accounted for as a recovery of cost without recognizing any gain or loss unless the proceeds exceed the carrying amount. Proceeds received prior to the assignment of partial interests in unproved leases are accounted for as a current liability in the accompanying consolidated balance sheets.

Cash and Cash Equivalents

The Company considers all short-term, highly liquid investments, generally with maturity of three months or less at time of purchase, to be cash equivalents.

Restricted Cash

Restricted cash consists of advances from working interest owners designated to be used for the acquisition of leaseholds and other oil and gas exploration and development activities, and general and administrative expenses.

Concentrations

The Company’s cash, cash equivalents, restricted cash and accounts receivable are exposed to concentrations of credit risk. The Company manages the risk associated with the cash and cash equivalents by depositing these funds with major financial institutions thereby minimizing exposure for deposits in excess of federally insured amounts. On occasion, the Company may have cash in banks in excess of federally insured amounts. We believe that credit risk associated with cash is remote.

Included in the Company’s consolidated balance sheet at December 31, 2013, are the net assets of the entity’s oil and gas operations, all of which are located in San Joaquin Basin region of California and which total $472,520.

The majority of the Company’s working capital as of December 31, 2013 is from three separate Purchase and Sales Agreements that totaled $625,000. Two of these agreements included the issuance of 196,618 warrants.

Income Taxes

The Company accounts for income taxes required by the provisions of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) No. 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

The Company evaluates its valuation allowance requirements based on projected future operations. When circumstances change and this causes a change in management’s judgment about the recoverability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current income. As management of the Company does not currently believe that it is more-likely-than-not that the Company will receive the benefit of this asset, a valuation allowance equal to the deferred tax asset has been established at December 31, 2013, 2012, and 2011.

Pursuant to the merger of the Company effective as of November 16, 2012, NAMG is a C Corporation, and Lani LLC, a California Limited Liability company is an LLC and will remain an LLC.

As of December 31, 2013, the Company had Federal net operating loss carry forwards of approximately $1,114,602 to reduce future taxable income, which expire after 2031. Interest and penalties on tax deficiencies are classified as income taxes in accordance with ASC Topic 740.

Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management cannot conclude it is more likely than not that the Company will realize the benefits of these deductible differences. As such, a valuation allowance has been recorded for 100% of the estimated deferred tax assets.

Allowance for Bad Debts

Management reviews accounts receivable on a regular basis to determine if any receivables will potentially be uncollectible.

As of December 31, 2013 all but $704 in Company receivables has been fully collected, and, accordingly, no allowance for doubtful accounts has been recorded.

Deposits

Deposits consist of a $20,000 bond held by the State of California for plugging and abandonment expenses, and an office lease deposit of $1,300.

Furniture, Fixtures, and Equipment

Furniture, fixtures, and equipment are recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from five to seven years. Accumulated depreciation for the fiscal year ended December 31, 2013 is $2,082, a $155 increase over fiscal year ended December 31, 2012 and the period from Inception to December 31, 2012, respectively.

Leases

The Company conducts its operations from leased facilities. Normally, the Company records rental expense on its operating leases over the lease term as it becomes payable. If rental payments are not made on a straight-line basis, per terms of the agreement, the Company records a deferred rent expense and recognizes the rental expense on a straight-line basis throughout the lease term. Rent expense was $14,400 and $10,800 for the years ended December 31, 2013 and 2012, respectively.

Asset Retirement Obligation

The Company follows the provisions of ASC 410-10, “Asset Retirement and Environmental Obligations,” at such time as it acquires or drills oil and gas wells. The estimated fair value of the future costs associated with the dismantlement, abandonment, and restoration of oil and gas properties is recorded when incurred, generally upon acquisition or commencement of drilling of a well. The estimated costs are discounted to present values using a credit adjusted risk free rate over the estimated economic life of the oil and gas properties. Such costs are capitalized as part of the related asset. The asset will be depleted on the units-of-production method. The associated liability is classified in other long-term liabilities in the accompanying consolidated balance sheets. The liability will be periodically adjusted to reflect (1) new liabilities incurred, (2) liabilities settled during the period, (3) accretion expense, and (4) revisions to estimated future cash flow requirements. Accretion expense of $9,436 is recorded as a component of leasehold costs in the accompanying statement of operations for the year ended December 31, 2013. $622 accretion expense was incurred as of December 31, 2012.

The Company is in the development stage and currently does not have incoming revenue.

Stock Option Plan

On December 12, 2012, the Board of Directors of the Company approved and adopted the terms and provisions of a 2012 Stock Option Plan (“Plan”) for the Company. An aggregate of 2,000,000 shares of the Company’s common stock are initially reserved for issuance upon exercise of nonqualified and/or stock options which may be granted under the 2012 Stock Option Plan. A total of 850,000 options were issued in 2013. 196,618 warrants were issued in 2013, leaving the Company 953,382 shares remaining in the Plan at December 31, 2013.

Fair Value Measurements

The Company follows FASB ASC 820, “Fair Value Measurements and Disclosures,” which defines fair value, establishes a framework for using fair value to measure assets and liabilities, and expands disclosures about fair value measurements. The statement establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is broken down into three levels based on the reliability of the inputs as follows:

Level 1: Quoted prices are available in active markets for identical assets or liabilities;

Level 2: Quoted prices in active markets for similar assets and liabilities that are observable for the asset or liability; or

Level 3: Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

ASC 820 requires financial assets and liabilities to be classified based on the lowest level of input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

In accordance with the accounting guidance, the company has measured its asset retirement obligation using level 3 inputs using (1) the estimated current cost of abandoning the well, (2) the estimated life of the well; (3) the estimated inflation rate over the estimated life of the well; and (4) and a discount to present value using an estimate of the Company’s credit-adjusted interest rate. As discussed in Note 4, the estimated fair value of the Company’s asset retirement obligation is $94,042 at December 31, 2013. The Company re-evaluated its initial asset retirement obligation in the quarter ending June 30, 2013 realizing an increase in its asset retirement obligation for Well 77-20 of $32,635 in its evaluation of December 31, 2012.

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, prepaid expenditures, and short-term liabilities. The fair value of these financial instruments approximates the book value due to the short-term nature of these balances.

Commitments and Contingent Liabilities

The Company is engaged in oil and gas exploration and production and may become subject to certain liabilities as they relate to environmental cleanup of well sites or other environmental restoration procedures as they relate to the drilling of oil and gas wells and the operations. In the Company’s acquisition of existing or previously drilled well bores, the Company may not be aware of what environmental safeguards were taken at the time such wells were drilled or during such time the wells were operated. Should it be determined that a liability exists with respect to any environmental clean up or restoration, the liability to cure such a violation could fall upon the Company. Management believes its properties are operated in conformity with local, state, and federal regulations. No claim has been made, nor is the Company aware of any uninsured liability which the Company may have, as it relates to any environmental cleanup, restoration, or the violation of any rules or regulations.

The Company is contingently liable for all of the asset retirement costs associated with the Pass Exploration 77-20 well, as opposed to its 75% working interest share of such costs. The asset retirement obligation has been calculated using the Company’s share of 75% of the working interest in the leased property. Pursuant to the Farm-In, the Company is contingently liable for 100% of the asset retirement obligation related to the Pass Exploration 77-20 well if the well proves to be incapable of producing oil or gas in commercial quantities. This well was in the drilling process as of December 31, 2013.

Financial Statement Consolidation

The Company consolidates all financial reporting entities. The purpose of consolidated financial statements is to present, primarily for the benefit of the owners and creditors of the parent, the results of operations and the financial position of a parent and all its subsidiaries as if the consolidated group were a single economic entity. There is a presumption that consolidated financial statements are more meaningful than separate financial statements and that they are usually necessary for a fair presentation when one of the entities in the consolidated group directly or indirectly has a controlling financial interest in the other entities.

Subsidiary

NAMG has one “wholly-owned subsidiary” Lani LLC. It acquired this subsidiary through the merger on November 20, 2012.

Segment Reporting

In accordance with FASB ASC No. 280, Segment Reporting the Company has evaluated how it is organized and managed and has identified only one operating segment, which is the exploration and development of oil and gas producing properties.

Earnings (Loss) Per Share

Earnings per share is calculated in accordance with FASB ASC No. 260, Earnings Per Share, for the period presented. Basic net loss per share is based upon the weighted average number of common shares outstanding, which were 61,114,602 for the year ended December 31, 2013. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Due to the reported losses, inclusion of common stock equivalents would be anti-dilutive.

Reclassifications

Certain reclassifications of amounts previously reported have been made to the accompanying financial statements to maintain consistency between periods presented. The reclassifications had no impact on net income (loss) or shareholders’ equity (deficit).

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact of the Company’s financial condition or results of its operations. Various accounting standards and interpretations were issued in. The Company has evaluated the recently issued accounting pronouncements that are effective in 2013 and believe that none of them will have a material effect on the Company’s financial position, results or operations, or cash flows when adopted.

NOTE 5 – OIL AND GAS PROPERTIES

The Company signed a prospect agreement with Solimar Energy LLC (Solimar) in June 2011, granting Solimar the option to acquire 35% of the Company’s 40% working interest in Tejon Footwall Proper as well as 50% working interest in any and all acquisitions in the Tejon Extension area. In exchange, Solimar agreed to pay a $200,000 prospect fee and was to commence drilling on an exploratory well no later than March 31, 2012. This agreement was voided on August 6, 2012, resulting in a Modified Agreement described below.

In August 2012, the Company signed a Purchase and Sale Agreement with Neon Energy assigning the Company Neon Energy’s 20% interest in the Tejon Footwall Proper, along with operatorship. The cost of this exchange to the Company was $60,000.

On August 6, 2012, the Company signed a Modified Agreement with Solimar to assign 17.5% interest in the Tejon Footwall Proper to Solimar. This agreement provides the Company with operatorship of shallow drilling on the leasehold, while allowing Solimar operatorship on deep drilling on this same leasehold. Under the original agreement, Solimar paid the Company a $200,000 prospect fee, which was recorded at $76,524 of cost recovery of the Company’s capitalized undeveloped leasehold costs related to the Tejon Footwall Proper prospect, and $123,476 gain on conveyance of working interests.

On November 13, 2012, NAMG entered into a Farm-In Agreement (“Farm-In”) with Avere Energy Corp, a Delaware corporation (“Avere”) to develop leaseholds in the San Joaquin Basin. Avere was assigned a 25% working interest in the Tejon Ranch Extension leases, a 21.25% interest in the Tejon Main Area leases, and a 50% working interest in the White Wolf lease. Pursuant to the Farm-In, Avere’s obligation was to transfer $2,200,000 for use in NAMG’s operations. These operations include 100% of the working interest costs associated with drilling and testing one (1) exploration well in the Tejon Extension area (in an amount up to a maximum of $1,300,000), $347,500 to secure additional leaseholds in the White Wolf prospect area, and $552,500 to drill a well in the Tejon Main lease area.

The Farm-In was amended on March 4, 2013. The amendment corrected an administrative error in Section 1.3(d)(ii) of the Farm-in to provide that Avere shall provide NAMG with $347,500 to be used for delay rentals or leasing new acreage in White Wolf. The Farm-In incorrectly stated the amount for White Wolf operations at $647,500. In addition, the wording of Section 1.3(f) of the Agreement had indicated that a $500,000 purchase of common stock by East/West petroleum at $.10 per share was to be exclusively used for White Wolf acquisition purchases. The amendment to the Farm-In allow for more flexibility of use of this capital to include working on existing projects (including the Tejon Main Area and the Tejon Ranch Extension).

On August 1, 2013 the Company and Avere entered into a Purchase and Sale Agreement with Solimar to purchase an additional interest in the Tejon Main leaseholds. This Agreement resulted in the Company retaining 40% working interest in the Tejon Main Lease, with Avere holding a 50% working interest, and Solimar holding a 10% working interest.

Combined, the Company at December 31, 2013 has over 174 leaseholds in the San Joaquin Basin with one to four (4) year terms that expire through December 2017.

Oil and gas properties consist of the following:

	December 31, 2013	December 31, 2012

Oil and Gas Property
Unproved Leaseholds	$378,478	$217,347
Asset Retirement Obligation	94,042	61,407

Total Oil and Gas Properties	$472,520	$278,754

NOTE 6 – FURNITURE, FIXTURES AND EQUIPMENT

A summary of our furniture, fixtures and equipment as of December 31, 2013 and 2012 is as follows:

	December 31, 2013	December 31, 2012

Property & Equipment
Office Furniture	$2,564	$2,564
Computers	5,394	4,049
Subtotal - Equipment	7,958	6,613
(Less): Accumulated Depreciation	(2,082)	(1,927)
Net Furniture, Fixtures and Equipment	$5,876	$4,686

NOTE 7 – RELATED PARTY TRANSACTIONS

The Company entered into a short-term loan with ASPS Energy Investments, Ltd. (“ASPS”) owned proportionately 49.5% by Robert Rosenthal (Chief Executive Officer and President), 49.5% by Mario Traviati, and 1% by Calpel LLC (general partner, Robert Rosenthal manager) on September 7, 2012, for the principal sum of $50,000, with interest rate of 3%. The note was due and payable on September 6, 2013, when the outstanding amount of principal and interest amounted to $53,153.49 was due in full. This note has since been converted to Common Stock numbering 200,590 shares, and was approved by the Board of Directors of the Company, per corporate policy under the Corporation rules of the State of Nevada. The original loan was authorized and approved by the Company President.

On November 13, 2012, the Company entered into a Farm-In agreement with Avere Energy Corp (“Avere”), a wholly owned subsidiary of East West Petroleum Corp. Averre Energy Corp's President at the inception of this Agreement was Gregory Renwick, a NAMG board member from November 20, 2012 until December 6, 2013). This Agreement was approved by the President of the Company, and was ratified by a corporate resolution signed by all members of the Board of Directors, per corporate policy under the Corporation rules of the State of Nevada.

According to the provisions of the agreement, Avere was to fund $300,000 for overhead, which was funded at 100% as of May 1, 2013. The Company has repaid through cash and overhead deductions in the amount of $143,390 leaving the debt remaining at December 31, 2013 of $156,610. Additionally, Avere has provided $1,300,000 to finance the drilling of Well 77-20 in exchange for a 25% working interest in the Tejon Extension. Well 77-20 has been drilled, and is currently shut in while reviewing additional testing possibilities. As of December 31, 2013 Avere has contributed $1,337,019 towards Well 77-20, with NAMG’s contribution at $115,275.

Through the Farm-In agreement, Avere is to fund $347,500 in total to acquire the White Wolf Prospect in exchange for a 50% working interest. As of December 31, 2013 NAMG secured 4,663 gross acres, 2,239 net acres, at an average cost per net acre of $135.18. The total costs for the White Wolf leasing acquisition program through December 31, 2013 is $399,823. Avere’s share of these costs at December 31, 2013 is $292,186 leaving a remaining obligation from Avere of $55,314 per this agreement.

On February 1, 2013, the Company entered into a consulting contract with a Board Director, Cosimo Damiano. The consulting contract is for twelve months beginning January 2013 at a rate of $5,000 per month, and covers a variety of consulting activities in the management and operations of the Company. For the twelve (12) month period ending December 31, 2013 the Company incurred consulting fees totaling $60,000, $40,000 of which is included in accounts payable as of December 31, 2013.

On April 1, 2013 Donald Boyd, Operations Manager, and Robert Skerry Hoar, Managing Geologist, agreed to termination of services as full time employees, and signed Consulting Agreement contracts with the Company this same date. The contracts stipulate $5,000 per month fixed compensation for consulting services in the ongoing operations of NAMG.

NOTE 8 – ASSET RETIREMENT OBLIGATION

Changes in the Company’s asset retirement obligations were as follows:

	December 31, 2013	December 31, 2012

Asset retirement obligation, beginning of period	$62,029	$-
Adjustments to Original ARO Asset	32,635	-
Liabilities incurred from new drilling	-	61,407
Accretion expenses	9,436	622

Asset retirement obligation, end of period	$104,100	$62,029

NOTE 9 – INCOME TAXES

As of December 31, 2012, and 2013 the Company had deferred tax assets amounting to approximately $142,000 and $813,669, respectively. These tax assets are a result of net operating losses and differences between the book and tax basis in oil and gas properties. A valuation allowance has been established due to the uncertainty of the utilization of the operating losses in future periods. As a result, in both years the deferred tax asset was reduced to zero and no income tax benefit was recorded. The net operating loss carry forwards will begin to expire in 2031.

The income tax effect of temporary differences comprising the deferred tax assets and deferred tax liabilities on the accompanying balance sheets is the result of the following:

	2013	2012
Deferred Tax Assets, Net
Net Operating Loss Carry forward	$635,240	$60,400
Basis of Property & Equipment	178,429	81,600
(Less: Valuation Allowance)	(813,669)	(142,000)

Total Deferred Income tax asset, Net	$-	$-

The provision for income taxes consists of the following components:

	2013	2012
Current Tax Benefit
Federal	$-	$27,000
State	-	8,000

	-	35,000

Deferred Tax Benefit
Federal	646,638	83,000
State	167,031	24,000

	813,669	107,000

Valuation Allowance
Federal	(646,638)	(110,000)
State	(167,031)	(32,000)

	(813,669)	(142,000)

Total	$-	$-

NOTE 10 – EQUITY

Pre-Merger

Subsequent to the balance sheet date (merger date) of the Company Calendar Dragon made a series of transactions effecting the common stock of the company.

1)
The Board of Directors of Calendar Dragon and 1 stockholder holding an aggregate of 2,120,000 shares of common stock issued and outstanding as of September 25, 2012, approved and consented in writing in lieu of a special meeting of the Board of Directors and a special meeting of the stockholders to the following actions:

(1)	An amendment to our Articles of Incorporation to increase the number of shares of authorized common stock from 65,000,000 to 200,000,000;
(2)	The approval of a 19-for-1 forward stock split of the issued and outstanding shares of our common stock;
(3)	An amendment to our Articles of Incorporation to increase the number of shares of authorized “blank check” preferred stock from 10,000,000 to 25,000,000; and
(4)	an amendment to our Articles of Incorporation to effect a change of our name from “Calendar Dragon Inc.” to “North American Oil & Gas Corp.” (the “Name Change”)

As of the record date, Calendar Dragon had 3,795,000 shares of common stock issued and outstanding. The voting power representing not less than 3,615,001 shares of common stock was required to pass any stockholder resolutions. The consenting stockholder (Bouwe Bekking) was the record and beneficial owner of 2,120,000 shares of common stock, which represented approximately 55.8% of the issued and outstanding shares of Calendar Dragon’s common stock.

2)	The result of the 19-for-1 forward stock split gave Calendar Dragon 72,105,000 shares of issued and outstanding stock.

3)
On November 13, 2012, prior to the merger, a small sale of 700,000 shares of common stock was issued to Cosimo Damiano, and 100,000 shares of common stock was issued to Richie Khangura. This brought the stock total to 72,905,000.

4)	With the merger of November 16, 2014 the Company repurchased shares of stock from Bouwe Bekkinng of 42,080,000 and exchanged shares of stock for Lani interest amounting to 24,300,000.

As a result of these per-merger/merger events the resulting common stock issued and outstanding at time of merger, November 20, 2012, was 55,125,000. Subsequent to the merger an additional 5,000,000 shares of stock were purchased by East West Petroleum, bringing the December 31, 2012 issued and outstanding shares of stock to 60,125,000.

Common Stock

During the year ended December 31, 2013, the Company sold 989,602 shares of common stock for cash. The shares had an aggregate fair value of $625,020 and were sold for between $0.10 and $0.81 per share.

Option Activity

In February 2013, the Company’s board of directors approved a stock option grant to purchase an aggregate of 350,000 shares of common stock to two non-employee consultants. The options are exercisable for a term of ten years at $.70 per share and vest on the date of grant. The grant date value of the options was $368,955. The options were valued using the Black-Scholes model with the following assumptions: 255.02% volatility; 5.00 year estimated life; zero dividends; 0.78% discount rate; and, quoted stock price and exercise price of $.70.

In April 2013, the Company’s board of directors approved a stock option grant to purchase an aggregate of 500,000 shares of common stock to one executive employee. The options are exercisable for a term of ten years at $.80 per share and vest one year from grant date, April 2014. The grant date value of the options was $243,955. The options were valued using the Black-Scholes model with the following assumptions: 255.02% volatility; 5.00 year estimated life; zero dividends; 0.76% discount rate; and, quoted stock price and exercise price of $.80.

During the twelve months ended December 31, 2013, the Company recorded stock-based compensation of $276,269 and $243,955, respectively, as general and administrative expenses, and G & G Services. At December 31, 2013 the weighted average remaining life of the stock options is 4.25 years. The unamortized amount of stock-based compensation at December 31, 2013 was $92,090. This remaining cost will be expensed in the first quarter of 2014.

A summary of the Company’s stock option activity and related information is as follows:

	Number of Shares	Weighted-Average Remaining Life (in years)	Weighted Average Exercise Price

Outstanding at January 1, 2013	-	-	-
Granted Options(1)	850,000	5.00	0.76
Exercised	-	-	-
Cancelled/Expired	-	-	-
Outstanding at December 31, 2013	850,000	-	-

Vested and Exercisable at December 31, 2013	350,000	-	$0.70
____________________
(1)
Includes 350,000 options granted to PacSeis February 18, 2013 at an exercise price of $.70 per share, and options granted to Linda Gassaway, Chief Financial Officer of NAMG April 1, 2013 for an exercise price of $.80 per share.

The following table presents the weighted-average assumptions used to estimate the fair values of the stock options granted in the period presented:

	Twelve Months Ended December 31, 2013	Year Ended December 31, 2012
Risk-free interest rate(1)	1.14	-
Expected life (in years)(2)	3.625	-
Expected volatility(3)	225.02	-
Dividend yield	-	-
Weighted-average estimated fair value of options granted during the period	0.795	-
____________________
(1)	The Risk Free Rate is a 5 Year Treasury rate.
(2)	The expected life (in years) is based on the simplified method: Expected term = ((vesting term + original contractual term)/2).
(3)	The expected volatility is based on the volatility weighted average of stock options

Warrant Activity

In October 2013, the Company’s board of directors approved a stock option warrant to purchase an aggregate of 96,618 shares of common stock to Oel und Erdgazforshung AG. The warrants are exercisable for a term of three years at $1.04 per share and vest on grant date. The grant date value of the warrants was $104,483.

In December 2013, the Company’s board of directors approved a stock option warrant to purchase an aggregate of 100,000 shares of common stock to Oel und Erdgazforshung AG. The warrants are exercisable for a term of three years at $.98 per share and vest on grant date. The grant date value of the warrants was $98,000.

A summary of the Company’s warrant activity and related information is as follows:

	Number of Shares	Weighted-Average Remaining Life (in years)	Weighted Average Exercise Price
Outstanding at January 1, 2013	-	-	-
Granted Warrants (1)	196,618	3.00	$1.01
Exercised	-	-	-
Cancelled/Expired	-	-	-
Outstanding at December 31, 2013	196,618	-	-

Vested and Exercisable at December 31, 2013	196,618	-	$1.01
____________________
(1)
Under a Purchase and Sale Agreement with Oel und Erdgazforshung AG ("OUE"), A Nevis Corp. dated October 16, 2013 the Company issued 246,914 shares of Common Stock, and 96,618 warrants with an exercise price of US $1.04 determined by a formula of a 15% premium to the previous day closing stock price for an aggregate sum of $200,000. Under a Purchase and Sale Agreement with OEG dated December 6, 2013 the Company issued 261,438 shares of Common Stock, and 100,000 warrants with an exercise price of US $.98 for an aggregate sum of $200,000.

NOTE 11 – SUBSEQUENT EVENTS

On January 27, 2014, the Company entered into a Stock Purchase Agreement with Oel und Erdgazforshung AG, a German Corporation, for the sale and issuance of 854,701 shares of the Company’s common stock for a purchase price of $200,000, and warrants to purchase an aggregate of 100,000 shares of Common Stock, at an exercise price of $.30 per share. The Warrants are exercisable immediately and expire January 27, 2017.

On February 3, 2014, ASPS elected to convert its $50,000 loan plus interest to date (totaling $52,153) to Two Hundred-thousand, Five Hundred-ninety (200,590) common shares based on the previous days close (Friday, January 31, 2014) of $0.26 per share.

On March 28, 2014, the Company entered into a Stock Purchase Agreement with Oel und Erdgazforshung AG, a German Corporation, for the sale and issuance of 694,444 shares of the Company’s common stock for a purchase price of $100,000, and warrants to purchase an aggregate of 50,000 shares of Common Stock, at an exercise price of $.18 per share. The Warrants are exercisable immediately and expire March 28, 2017.

NORTH AMERICAN OIL & GAS CORP.
Condensed Consolidated Balance Sheets

	June 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current Assets
Cash and Cash Equivalents	$18,590	$49,563
Accounts Receivable	823	704
Total Current Assets	19,413	50,267
Restricted Cash	-	1,037
Oil and Gas Properties, Successful Efforts method	496,764	472,520
Furniture, Fixtures, and Equipment	5,153	5,876
Deposits	21,300	21,300
Total Non-current Assets	523,217	500,733

TOTAL ASSETS	$542,630	$551,000

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Current Liabilities
Accounts Payable	$110,594	$62,655
Accounts Payable - Related Party	106,610	156,610
Advance from Working Interest Owner	34,176	53,090
Other Current Liabilities	251,855	172,735
Note Payable - Related party	-	50,000
Total Current Liabilities	503,235	495,090

Long-term Liabilities
Asset Retirement Obligation	108,742	104,100
Total Liabilities	611,977	599,190

Shareholders' Equity (Deficit)
Common Stock: $0.001 par value; 200,000,000 shares authorized; 62,864,337 AND 61,114,602 shares issued and outstanding, respectively	62,864	61,115
Preferred Stock; 25,000,000 authorized; zero issued	-	-
APIC - Stock Options	2,260,882	1,818,389
(Deficit) Accumulated During the Development Stage	(2,393,093)	(1,927,694)
Total Shareholders' Equity (Deficit)	(69,347)	(48,190)
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$542,630	$551,000

The accompanying notes are an integral part of these unaudited consolidated financial statements.

NORTH AMERICAN OIL & GAS CORP.
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Expenses
Exploration & Leasehold Costs	$14,100	$47,662	$42,795	$410,202
Management and Consulting	10,000	39,980	50,500	54,980
General and Administration	109,773	236,848	365,829	569,046
Depreciation	361	39	723	78
Accretion on Asset Retirement Obligation	2,322	1,562	4,642	3,123

Total Expenses	136,556	326,091	464,489	1,037,428

Other Income (Expense)
Interest Expense	-	-	(2,153)	-
Other Income (Expense)	(250)	-	1,243	(5,650)

Total Other Income (Expense)	(250)	-	(910)	(5,650)

Net (Loss)	$(136,306)	$(326,091)	$(465,399)	$(1,043,078)

(Loss) per common share	$(0.00)	$(0.01)	$(0.01)	$(0.02)

Weighted average number of shares outstanding	62,864,337	60,287,222	62,372,315	62,206,111

The accompanying notes are an integral part of these unaudited consolidated financial statements.

NORTH AMERICAN OIL & GAS CORP.
Consolidated Statements of Cash Flows

	For the Six Months Ended June 30,
	2014	2013
Cash Flows from Operating Activities:
Net (Loss)	$(465,399)	$(1,043,078)
Adjustments to Reconcile Net (Loss) to Net Cash
(Used in) Operating Activities:
Depreciation expense	723	78
Accretion expense	4,642	3,123
Stock based compensation	92,089	356,173
Changes in Assets and Liabilities:
(Increase)/Decrease in accounts receivable	(119)	4,613
(Increase)/ Decrease in prepaids and other assets	-	2,484
Increase/ (Decrease) in accrued expenses	79,120	86,616
Increase/(Decrease) in accounts payable	50,092	(541,786)
Increase/(Decrease) in accounts payable - related party	(50,000)	240,000
Net Cash (Used in) Operating Activities	(288,852)	(891,776)

Cash Flows from Investing Activities:
(Purchase) of oil and gas property	(43,158)	(537,715)
(Purchase) of furniture, fixtures and equipment	-	(1,345)
Restricted Cash	1,037	891,002
Net Cash Provided by (Used in) Investing Activities	(42,121)	(351,942)

Cash Flows from Financing Activities:
Proceeds from the sale of common stock	300,000	20
Net Cash Provided by Provided by Financing Activities	300,000	20
Net Increase (Decrease) in Cash and Cash Equivalents	(30,973)	(539,814)
Cash and Cash Equivalents at the Beginning of the Period	49,563	578,927
Cash and Cash Equivalents at the End of the Period	$18,590	$39,113

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS
Shares issued for conversion of debt	$52,153	-
AP for oil and gas additions	$18,914	-
Recovery of Oil and Gas Property	-	$75,117
Asset Retirement Obligation	-	$30,619

The accompanying notes are an integral part of these unaudited consolidated financial statements.

NORTH AMERICAN OIL & GAS CORP.
Notes To Consolidated Financial Statements
(Unaudited)

NOTE 1 – THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

North American Oil & Gas Corp. (hereinafter referred to as the “Company”) was incorporated in the State of Nevada on April 7, 2010. Since November 16, 2012, the Company has been engaged in the exploration and development of oil and natural gas.

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited consolidated financial statements and notes thereto contained in the Company’s annual report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 25, 2014. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

Commitments and Contingent Liabilities

The Company is engaged in oil and gas exploration and production and may become subject to certain liabilities as they relate to environmental cleanup of well sites or other environmental restoration procedures as they relate to the drilling of oil and gas wells and the operations. In the Company’s acquisition of existing or previously drilled well bores, the Company may not be aware of what environmental safeguards were taken at the time such wells were drilled or during such time the wells were operated. Should it be determined that a liability exists with respect to any environmental clean-up or restoration, the liability to cure such a violation could fall upon the Company. Management believes its properties are operated in conformity with local, state, and federal regulations. No claim has been made, nor is the Company aware of any uninsured liability which the Company may have, as it relates to any environmental cleanup, restoration, or the violation of any rules or regulations.

The Company is contingently liable for all of the asset retirement costs associated with the Pass Exploration 77-20 well, as opposed to its 75% working interest share of such costs. The asset retirement obligation has been calculated using the Company’s share of 75% of the working interest in the leased property. Pursuant to the Farm-In, the Company is contingently liable for 100% of the asset retirement obligation related to the Pass Exploration 77-20 well if the well proves to be incapable of producing oil or gas in commercial quantities. This well was in the drilling process as of December 31, 2013.

Reclassifications

Certain reclassifications of amounts previously reported have been made to the accompanying consolidated condensed financial statements to maintain consistency between periods presented. The reclassifications had no impact on net (loss) or stockholders’ equity (deficit).

NOTE 2 – GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs, which indicates a substantial doubt of its ability to continue as a going concern. The Company has accumulated losses of $2,393,093 and has a working capital deficit of $483,822 at June 30, 2014. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease development of operations.

Recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and to succeed in its future operations. If the Company is unable to make it profitable, the Company could be forced to discontinue operations.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts.

NOTE 3 – RELATED PARTY TRANSACTIONS

The Company entered into a short-term loan with ASPS Energy Investments, Ltd. (“ASPS”), on September 7, 2012, for the principal sum of $50,000, with interest rate of 3%. The note was due and payable on September 6, 2013, when the outstanding amount of principal and interest was due in full. On February 3, 2014, the outstanding principal of $50,000 as well as accrued interest of $2,153 was converted into 200,590 shares of common stock at a price of $0.26 per share.

On November 13, 2012, the Company entered into a Farm-In agreement with Avere Energy Corp (“Avere”), a wholly owned subsidiary of East West Petroleum Corp. According to the provisions of the agreement, Avere was to fund $300,000 for overhead, which was funded at 100% as of May 1, 2013. The Company has repaid through cash and overhead deductions in the amount of $193,390 leaving the debt remaining at June 30, 2014 of $106,610. Additionally, Avere has provided $1,300,000 to finance the drilling of Well 77-20 in exchange for a 25% working interest in the Tejon Extension. Well 77-20 has been drilled, and is currently shut in while reviewing additional testing possibilities. As of June 30, 2014 Avere has contributed $1,337,019 towards Well 77-20, with NAMOG’s contribution at $115,275.

Through the Farm-In agreement, Avere is to fund $347,500 in total to acquire the White Wolf Prospect in exchange for a 50% working interest. As of June 30, 2014 NAMOG secured 4,663 gross acres, 2,239 net acres, at an average cost per net acre of $135.18. The total costs for the White Wolf leasing acquisition program through June 30, 2014 is $399,823. Avere’s share of these costs at June 30, 2014 is $304,868 leaving a remaining obligation from Avere of $42,632 per this agreement.

On February 1, 2013, the Company entered into a consulting contract with a Board Director, Cosimo Damiano. The consulting contract is for twelve months beginning January 2013 at a rate of $5,000 per month, and covers a variety of consulting activities in the management and operations of the Company. For the twelve (12) month period ending December 31, 2013 the Company incurred consulting fees totaling $60,000, $30,000 of which is included in accounts payable as of March 31, 2014.

On April 1, 2013 Donald Boyd, Operations Manager, and Robert Skerry Hoar, Managing Geologist, agreed to termination of services as full time employees, and signed Consulting Agreement contracts with the Company this same date. Each individual contract stipulates $5,000 per month fixed compensation for consulting services in the ongoing operations of NAMOG.

On July 23, 2014, the Company entered into a short-term promissory note (the “Note”) with ASPS Energy Investments Ltd., a company whose voting and investment control is held by Mr. Robert Rosenthal, the Company’s President and Chief Executive Officer. The ASPS Note is for a principal amount of $20,000, bears interest at the rate of 4% per annum, and was payable on or before August 26, 2014. It was paid on September 7, 2014. Mr. Rosenthal’s interest in the ASPS Note is substantially 100% of the balance. The proceeds from the ASPS Note were used for the Company’s general business purposes.

NOTE 4 – COMMON STOCK

On January 27, 2014, the Company entered into a Stock Purchase Agreement with Oel und Erdgazforshung AG, a Nevis Corporation, for the sale and issuance of 854,701 shares of the Company’s common stock for a purchase price of $200,000, and warrants to purchase an aggregate of 100,000 shares of Common Stock, at an exercise price of $.30 per share. The Warrants are exercisable immediately and expire January 27, 2017.

On February 3, 2014, ASPS elected to convert its $50,000 loan plus interest to date (totaling $52,154) to Two Hundred-thousand, Five Hundred-ninety (200,590) common shares based on the previous day’s close (Friday, January 31, 2014) of $0.26 per share.

On March 28, 2014, the Company entered into a Stock Purchase Agreement with Oel und Erdgazforshung AG, a Nevis Corporation, for the sale and issuance of 694,444 shares of the Company’s common stock for a purchase price of $100,000, and warrants to purchase an aggregate of 50,000 shares of Common Stock, at an exercise price of $.18 per share. The Warrants are exercisable immediately and expire March 28, 2017

NOTE 5 – STOCK OPTIONS

The Company awarded Linda Gassaway, Chief Financial Officer, 500,000 shares of stock options on April 1, 2013. The restricted stock options were offered at an exercise price of $.80 per share, and will vest one year from date of grant.

The fair value of the option grants were estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions: expected volatility of 202.5%, risk free interest rate of 0.76%; and expected term of five years.

During the six months ended June 30, 2014, the Company recorded stock-based compensation of $92,089 related to options granted in prior periods. At June 30, 2014 the weighted average remaining life of the stock options is 4 years. All options have been fully amortized as of June 30, 2014.

NOTE 6 – SUSBSEQUENT EVENTS

On July 23, 2014, the Company entered into a short-term promissory note (the “Note”) with ASPS Energy Investments Ltd., a company whose voting and investment control is held by Mr. Robert Rosenthal, the Company’s President and Chief Executive Officer. The ASPS Note is for a principal amount of $20,000, bears interest at the rate of 4% per annum, and was payable on or before August 26, 2014. It was paid on September 7, 2014. Mr. Rosenthal’s interest in the ASPS Note is substantially 100% of the balance. The proceeds from the ASPS Note were used for the Company’s general business purposes.

On August 12, 2014 the Company entered into a Securities Purchase Agreement with WHC Capital, LLC. (“the Investor”). The Securities Purchase Agreement provides the Company with a note in the principal amount of $210,000 and offers warrants, expiring thirty-six months from the execution of the Agreement and exercisable into 500,000 common shares of the Company’s Common Stock at $.15 per share.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following are our expenses related to our offering:

Securities and Exchange Commission Registration Fee	$757.64
Legal Fees	$18,000.00
Accounting Fees*	$6,000.00
Printing and Engraving*	$-
Blue Sky Qualification Fees and Expenses*	$-
Transfer Agent Fee*	$28.00
Miscellaneous*	$1,500.00
TOTAL	$26,285.64
_____________
* Estimated costs

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is a Nevada corporation and the provisions of the Nevada Revised Statutes will be applicable to the indemnification the Registrant offers to its officers, directors and agents. In its By-laws the Registrant generally agrees to indemnify each person who is a director or officer of the Registrant, or serves at the request of a director or officer as a director, officer, employee or agent of another company, in accordance with the Registrant's By-laws, to the fullest extent permissible by the Nevada Revised Statutes or other applicable laws. In its By-laws the Registrant indicates that, in connection with any such indemnification, it is within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding.

Under the Articles of Incorporation, the By-laws, and the Nevada Revised Statutes, no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages, or expenses in defense of an action, for breach of fiduciary duty as a director or by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or serving in such capacity for another entity at the request of the Registrant, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or there is reasonable cause to believe it was unlawful, or (iii) for any transaction from which the director derived an improper personal benefit. The Registrant has the power to purchase and maintain insurance on behalf of any persons potentially eligible for indemnification. The rights to indemnification are also applicable to those persons entitled to such rights by virtue of the Registrant's consummation of a business combination, including such consummations wherein the Registrant is merged into or reorganized as a new entity.

The foregoing description of available indemnification is a summary only, and is qualified in its entirety by the complete terms and provisions of the Nevada Revised Statutes and also the Registrant's Articles of Incorporation and By-laws, filed herewith as exhibits.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Below is a chart of all the shareholders who purchased shares since December 31, 2013. The chart provides detail on the sales price of the common stock of the Company, person purchasing the security, the date and amount of the security.

Cert No	Name	Shares	$ Per Share	Total Paid	Date of Payment	Exemption from Registration

	Oel und Ergazforshung, AG	854,701	$0.23	$200,000	1/27/14	4(a)(2)
1067	ASPS Investments Ltd	200,590	$0.26	$52,153	2/3/14	3(a)(9)
	Oel und Ergazforshung, AG	694,444	$.144	$100,000	03/28/14	4(a)(2)

DESCRIBE UNREGISTERED STOCK ISSUES SINCE DECEMBER 31, 2013:

On January 27, 2014, the Company entered into a Stock Purchase Agreement with Oel und Erdgazforshung AG, a Nevis Corporation, for the sale and issuance of 854,701 shares of the Company’s common stock for a purchase price of $200,000, and warrants to purchase an aggregate of 100,000 shares of Common Stock, at an exercise price of $.30 per share. The Warrants are exercisable immediately and expire January 27, 2017.

On February 3, 2014, ASPS elected to convert its $50,000 loan plus interest to date (totaling $52,153) to Two Hundred-thousand, Five Hundred-ninety (200,590) common shares based on the previous days close (Friday, January 31, 2014) of $0.26 per share.

On March 28, 2014, the Company entered into a Stock Purchase Agreement with Oel und Erdgazforshung AG, a German Corporation, for the sale and issuance of 694,444 shares of the Company’s common stock for a purchase price of $100,000, and warrants to purchase an aggregate of 50,000 shares of Common Stock, at an exercise price of $.18 per share. The Warrants are exercisable immediately and expire March 28, 2017.

ITEM 16. EXHIBITS

2.1
Agreement and Plan of Merger Dated November 16, 2012, by and among North American Oil & Gas Corp., a Nevada corporation, Lani Acquisition, LLC, a Nevada limited liability company, and Lani, LLC, a California limited liability company, filed as Exhibit 2.1 to the Company’s 8-K, filed on November 30, 2012 and incorporated herein by reference.

3.1	Articles of Incorporation for North American Oil & Gas Corp., filed as Exhibit 3.1 to the Company’s Form S-1, filed on April 8, 2014 and incorporated herein by reference.

3.2	By-Laws of North American Oil & Gas Corp., filed as Exhibit 3.2 to the Company’s Form S-1, filed on April 8, 2014 and incorporated herein by reference.

4.1	Form of Specimen Stock Certificate, filed as Exhibit 4.1 to the Company’s Form S-1, filed on April 8, 2014 and incorporated herein by reference.

4.2	2012 Stock Option Plan, filed as Exhibit 4.1 to the Company’s Form 8-K, filed on January 28, 2013, and incorporated herein by reference.

5.1	Opinion of Matthew McMurdo, Esq., legal counsel.

10.1	Investment Agreement, by and between North American Oil & Gas Corp. and Beaufort Ventures PLC, dated August 25, 2014.

10.2	Registration Rights Agreement, by and between North American Oil & Gas Corp. and Beaufort Ventures PLC, dated August 25, 2014.

10.3
Stock Redemption Agreement dated November 16, 2012, by and between Registrant and Bouwe Bekking. Filed as Exhibit 10.1 to the Company’s Form 8-K, filed November 30, 2012, and incorporated herein by reference.

10.4
Farm-in Agreement dated November 3, 2012 by and between Lani, LLC and Avere Energy Corp. filed as Exhibit 10.2 to the Company’s Form 10-K for the fiscal year ended December 31, 2012, and incorporated herein by reference.

10.5
Amendment to Farm-in Agreement dated March 4, 2013 by and between Lani, LLC and Avere Energy Corp. filed as Exhibit 10.3 to the Company’s Form 10-K for the fiscal year ended December 31, 2012, and incorporated herein by reference.

10.6	Consultant Agreement dated April 5, 2013 with Robert Skerry Hoar, filed as Exhibit 10.1 to the current report on Form 8-K, filed on April 11, 2013, and incorporated herein by reference.

10.7
Amendment to JOA dated August 1, 2013 by and between Lani, LLC, Avere Energy Corp. and Solimar Energy LLC regarding Tejon Main lease ownership rights redistribution, filed as Exhibit 10.02 on the Company's quarterly report on Form 10-Q, filed on August 12, 2013, and incorporated herein by reference.

10.8	Consultant Agreement dated April 5, 2013 with Donald Boyd, filed as Exhibit 10.2 to the current report on Form 8-K, filed on April 11, 2013, and incorporated herein by reference.

10.9	Agreement to Purchase and Sell Leases on Tejon Main - effective August 1, 2013 among Lani LLC, Avere Energy Corp., and Solimar Energy LLC.

10.10
Stock Purchase Agreement between the Company and Springhouse Investments Corp. dated August 14, 2013, filed as Exhibit 10.1 to the Company’s current report on Form 8-K, filed August 19, 2013, and incorporated herein by reference.

10.11	Form of Warrant, issued October 16, 2013, filed as Exhibit 4.2 to the Company’s current report on Form 8-K, filed October 22, 2013, and incorporated herein by reference.

10.12	Stock Purchase Agreement, dated October 16, 2013, filed as Exhibit 10.1 to the Company’s current report on Form 8-K, filed on October 22, 2013, and incorporated herein by reference.

10.13
Stock Purchase Agreement dated December 6, 2013 with Oeel und Erdgazforshung AG, filed as Exhibit 10.2 to the Company’s current report on Form 8-K, filed on December 9, 2013, and incorporated herein by reference.

10.14	Form of Warrant, issued December 6, 2013, filed with Exhibit 10.2 to the Company’s current report on Form 8-K, filed on December 9, 2013, and incorporated herein by reference.

10.15
Stock Purchase Agreement, dated January 27, 2014, with Oeel und Erdgazforshung AG, filed as Exhibit 10.2 to the Company’s current report on Form 8-K, filed on February 3, 2014, and incorporated herein by reference.

10.16	Form of Warrant, issued January 27, 2014, filed with Exhibit 10.1 to the Company’s current report on Form 8-K, filed on February 3, 2014, and incorporated herein by reference.

10.17
Stock Purchase Agreement dated February 3, 2014, with ASPS Energy Investment Ltd, filed as Exhibit 10.2 to the Company’s’ quarterly report on Form 10-Q, filed on May 19, 2014, and incorporated herein by reference.

10.18
Stock Purchase Agreement dated March 28, 2014 with Oeel und Erdgazforshung AG, filed as Exhibit 10.3 to the Company’s quarterly report on Form 10-Q, filed on May 19, 2014, and incorporated herein by reference.

10.19	Form of Warrant, issued March 28, filed with Exhibit 10.3 to the Company’s quarterly report on Form 10-Q, filed on May 19, 2014, and incorporated herein by reference.

10.20
Purchase and Sale Agreement dated April 30, 2014 between Edwin S. Nichols Exploration, Inc., a Texas corporation and the Company, filed as Exhibit 10.4 to the Company’s quarterly report on Form 10-Q, filed May 19, 2014, and incorporated herein by reference.

10.21	Short Term Promissory Note dated July 23, 2014 between the Company and ASPS Energy Investments Ltd.

22.1	Subsidiaries, filed as Exhibit 22.1 to the Company’s Form S-1, filed on April 8, 2014 and incorporated herein by reference.

23.1	Consent of MaloneBailey, LLP

23.2	Consent of EideBailly, LLP

23.3	Consent of Matthew McMurdo, Esq. (included in Exhibit 5.1)

ITEM 17. UNDERTAKINGS

UNDERTAKINGS

The Registrant undertakes:

1. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution.

2. That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned Registrant hereby undertakes that:

A. For determining liability of the undersigned issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned issuer undertakes that in a primary offering of securities of the undersigned issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned issuer or its securities provided by or on behalf of the undersigned issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned issuer to the purchaser.

B. That for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

"Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable."

In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of Ventura, State of California on September 15, 2014.

NORTH AMERICAN OIL & GAS CORP.

By:	/s/ Robert Rosenthal
Robert Rosenthal
CEO and President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Robert Rosenthal	Dated: September 15, 2014
Robert Rosenthal President, CEO, Secretary and Chairman

/s/ Linda Gassaway	Dated: September 15, 2014
Linda Gassaway CFO, Principal Accounting Officer and Treasurer

/s/ Cosimo Damiano	Dated: September 15, 2014
Cosimo Damiano Director

/s/ Donald Boyd	Dated: September 15, 2014
Donald Boyd Director